WT MUTUAL FUND

                              Roxbury Mid-Cap Fund
                         Roxbury Small-Cap Growth Fund
                             Roxbury Micro-Cap Fund

                            1100 North Market Street
                           Wilmington, Delaware 19890

                    ________________________________________

                      STATEMENT OF ADDITIONAL INFORMATION

                                NOVEMBER 1, 2005
                    ________________________________________

This Statement of Additional Information ("SAI") is not a prospectus and should be read in conjunction with the Funds' current prospectuses, each dated November 1, 2005, as amended from time to time. A copy of each current prospectus and annual and semi-annual reports may be obtained without charge, by writing to Professional Funds Distributor, LLC. (the "Distributor"), 760 Moore Road, King of Prussia, PA 19406 or by calling (800) 336-9970. A copy may also be obtained from certain institutions such as banks or broker-dealers that have entered into servicing agreements with the Distributor or by calling
(800) 336-9970.

Each Fund's audited financial statements for the fiscal year ended
June 30, 2005, included in the Annual Reports to shareholders, are incorporated into this SAI by reference.

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                               TABLE OF CONTENTS



GENERAL INFORMATION..........................................................1

INVESTMENT POLICIES..........................................................1

DISCLOSURE OF FUND HOLDINGS..................................................6

INVESTMENT LIMITATIONS.......................................................8

TRUSTEES AND OFFICERS........................................................9

CODE OF ETHICS..............................................................18

PROXY VOTING................................................................18

CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.........................19

INVESTMENT ADVISORY AND OTHER SERVICES......................................20

ADMINISTRATION AND ACCOUNTING SERVICES......................................22

ADDITIONAL SERVICE PROVIDERS................................................23

DISTRIBUTION OF SHARES......................................................23

SHAREHOLDER SERVICE PLAN....................................................24

PORTFOLIO MANAGERS..........................................................26

BROKERAGE ALLOCATION AND OTHER PRACTICES....................................30

CAPITAL STOCK AND OTHER SECURITIES..........................................32

PURCHASE, REDEMPTION AND PRICING OF SHARES..................................32

DIVIDENDS...................................................................35

TAXATION OF THE FUNDS.......................................................36

FINANCIAL STATEMENTS........................................................42

APPENDIX A OPTIONS, FUTURES AND FORWARD CURRENCY CONTRACT STRATEGIES.......A-1

APPENDIX B DESCRIPTION OF RATINGS..........................................B-1

APPENDIX C PROXY VOTING POLICIES AND PROCEDURES............................C-1


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                              GENERAL INFORMATION

WT Mutual Fund (the "Trust") was organized as a Delaware business trust on June 1, 1994. The Trust has established the following funds described in this
SAI: Roxbury Mid-Cap Fund, Roxbury Small-Cap Growth Fund and Roxbury Micro-Cap Fund (each a "Fund," and collectively, the "Funds"). Each of these Funds issue Institutional and Investor Shares. Each Fund is a diversified open-end management investment company.

Prior to July 1, 2005, the Mid-Cap Fund and Small-Cap Growth Fund operated as feeder funds in a master-feeder structure pursuant to which each of these Funds invested in a corresponding "master series" of WT Investment Trust I (the "Master Trust"), which invested directly in investment securities. The investment objective, strategies, policies, and limitations of each of the master series were identical to its corresponding Fund.

                               INVESTMENT POLICIES

The following information supplements the information concerning each Fund's investment objective, policies and limitations found in the prospectus. The Mid-Cap Fund seeks superior long-term growth of capital. The Small-Cap Growth Fund and the Micro-Cap Fund seek to achieve long-term capital appreciation. Except with respect to the Micro-Cap Fund, the foregoing investment objectives may not be changed without shareholder approval. The Micro-Cap Fund's investment objective may be changed upon 60 days' written notice to shareholders.

The Mid-Cap Fund will invest at least 80% of its assets in securities of companies with market capitalizations, at the time of purchase, within the capitalization ranges of companies that make up the S&P MidCap 400 and Russell MidCap Indices.

The Small-Cap Growth Fund will invest at least 80% of its assets in securities of companies with market capitalizations, at the time of purchase, consistent with the capitalization ranges of companies that make up the S&P SmallCap 600 and Russell 2000 Indices.

The Micro-Cap Fund will invest at least 80% of its assets in securities of companies with market capitalizations, at the time of purchase, of less than $1 billion.

The foregoing investment policies may be changed upon 60 days' written notice to shareholders.

Cash Management. Each Fund will under normal market conditions invest no more than 15% of its total assets in cash and cash equivalents including high-quality money market instruments and money market funds in order to manage cash flow. Certain of these instruments are described below.

Money Market Funds. Each Fund may invest in the securities of money market mutual funds, within the limits prescribed by the Investment Company Act of 1940, as amended (the "1940 Act").

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U.S. Government Obligations.  Each Fund may invest in debt securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities. Although all obligations of agencies and instrumentalities are not direct obligations of the U.S. Treasury, the U.S. Government may provide support for payment of the interest and principal on these obligations directly or indirectly. This support can range from securities supported by the full faith and credit of the United States (for example, Ginnie Mae securities), to securities that are supported solely or primarily by the creditworthiness of the issuer, such as securities of Fannie Mae, Freddie Mac, the Tennessee Valley Authority, Federal Farm Credit Banks and the Federal Home Loan Banks. In the case of obligations not backed by the full faith and credit of the United States, a Fund must look principally to the agency or instrumentality issuing or guaranteeing the obligation for ultimate repayment and may not be able to assert a claim against the United States itself in the event the agency or instrumentality does not meet its commitments.

Commercial Paper. Each Fund may invest in commercial paper. Commercial paper consists of short-term (up to 270 days) unsecured promissory notes issued by corporations in order to finance their current operations. The Funds may invest only in commercial paper rated A-1 or higher by S&P or Moody's or if not rated, determined by the investment adviser to be of comparable quality.

Bank Obligations. Each Fund may invest in U.S. dollar-denominated obligations of major banks, including certificates of deposit, time deposits and bankers' acceptances of major U.S. and foreign banks and their branches located outside of the United States, of U.S. branches of foreign banks, of foreign branches of foreign banks, of U.S. agencies of foreign banks and of wholly-owned banking subsidiaries of such foreign banks located in the United States. Obligations of foreign branches of U.S. banks and U.S. branches of wholly owned subsidiaries of foreign banks may be general obligations of the parent bank, or the issuing branch or subsidiary, or both, or may be limited by the terms of a specific obligation or by government regulation. Because such obligations are issued by foreign entities, they are subject to the risks of foreign investing. A brief description of some typical types of bank obligations follows:

     o Bankers' Acceptances Bankers' acceptances are credit instruments evidencing the obligation of a bank to pay a draft that has been drawn on it by a customer. These instruments reflect the obligation of both the bank and the drawer to pay the face amount of the instrument upon maturity.

     o Certificates of Deposit Certificates of Deposit are certificates evidencing the indebtedness of a commercial bank to repay funds deposited with it for a definite period of time (usually from 14 days to one year) at a stated or variable interest rate. Variable rate certificates of deposit provide that the interest rate will fluctuate on designated dates based on changes in a designated base rate (such as the composite rate for certificates of deposit established by the Federal Reserve Bank of New York).

     o Time Deposits Time deposits are bank deposits for fixed periods of time.

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Convertible Securities.  Convertible securities have characteristics similar to both fixed income and equity securities. Because of the conversion feature, the market value of convertible securities tends to move together with the market value of the underlying stock. As a result, a Fund's selection of convertible securities is based, to a great extent, on the potential for capital appreciation that may exist in the underlying stock. The value of convertible securities is also affected by prevailing interest rates, the credit quality of the issuers and any call provisions.

The Funds may invest in convertible securities that are rated, at the time of purchase, in the three highest rating categories by a nationally recognized statistical rating organization ("NRSRO") such as Moody's or S&P, or if unrated, are determined by the investment adviser, as applicable, to be of comparable quality. (See "Appendix B" Description of Ratings.") Ratings represent the rating agency's opinion regarding the quality of the security and are not a guarantee of quality. Should the rating of a security be downgraded subsequent to a Fund's purchase of the security, the investment adviser will determine whether it is in the best interest of the Fund to retain the security.

Debt Securities. Debt securities represent money borrowed that obligates the issuer (e.g., a corporation, municipality, government, government agency) to repay the borrowed amount at maturity (when the obligation is due and payable) and usually to pay the holder interest at specific times.

Depositary Receipts. American Depositary Receipts ("ADRs") as well as other "hybrid" forms of ADRs, including European Depositary Receipts ("EDRs") and Global Depositary Receipts ("GDRs"), are certificates evidencing ownership of shares of a foreign issuer. These certificates are issued by depository banks and generally trade on an established market in the United States or elsewhere. The underlying shares are held in trust by a custodian bank or similar financial institution. The depository bank may not have physical custody of the underlying securities at all times and may charge fees for various services, including forwarding dividends and interest and corporate actions. ADRs may be available through "sponsored" or "unsponsored" facilities. A sponsored facility is established jointly by the issuer of the security underlying the receipt and a depositary. An unsponsored facility may be established by a depositary without participation by the issuer of the underlying security. Holders of unsponsored depositary receipts generally bear all the costs of the unsponsored facility. The depositary of an unsponsored facility frequently is under no obligation to distribute shareholder communications received from the issuer of the deposited security or to pass through, to the holders of the receipts, voting rights with respect to the deposited securities. ADRs are alternatives to directly purchasing the underlying foreign securities in their national markets and currencies. However, ADRs continue to be subject to many of the risks associated with investing directly in foreign securities. These risks include foreign exchange risk as well as the political and economic risks of the underlying issuer's country.

Foreign Securities. Each Fund may invest in foreign securities either directly by purchasing foreign securities or indirectly by purchasing depositary receipts or depositary shares of foreign securities. (See "Depositary Receipts" above.) Foreign securities include equity or debt securities issued by issuers outside the United States, and include securities in the form of ADRs

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
and EDRs. Direct investments in foreign securities may be made either on foreign securities exchanges or in the over-the counter markets. Investing in foreign securities involves certain special risks and considerations that are not typically associated with investing in U.S. companies, including, but not limited to, (i) generally less liquid and less efficient securities markets,
(ii) generally greater price volatility, (iii) exchange rate fluctuations and exchange controls, (iv) the imposition of restrictions on the expatriation of funds or other assets, (v) less publicly available information about issuers,
(vi) the imposition of taxes (vii) higher transaction and custody costs,
(viii) settlement delays and risk of loss, (ix) difficulties in enforcing contracts, (x) less liquidity and smaller market capitalizations, (xi) lesser regulation of securities markets, (xii) different accounting and disclosure standards, xiii) governmental interference, (xiv) higher inflation, (xv) social, economic and political uncertainties, (xvi) the risk of expropriation of assets, and (xvii) the risk of war.

Hedging Strategies. Each Fund may engage in certain hedging strategies that involve options and futures. These hedging strategies are described in detail in Appendix A.

Illiquid Securities. Each Fund may invest no more than 15% of its net assets in illiquid securities. Illiquid securities are securities that cannot be disposed of within seven days at approximately the value at which they are being carried on the Fund's books. The Board of Trustees has the ultimate responsibility for determining whether specific securities are liquid or illiquid. The Board has delegated the function of making day-to-day determinations of liquidity to the investment adviser, pursuant to guidelines approved by the Board. The investment adviser will monitor the liquidity of securities held by the Fund and report periodically on such decisions to the Board. If the limitation on illiquid securities is exceeded, other than by a change in market values, the condition will be reported by a Fund's investment adviser to the Board of Trustees.

Investment Company Securities and Exchange Traded Funds. The Funds may invest in investment company securities, including exchange traded funds ("ETFs").
Such investments are subject to limitations prescribed by the 1940 Act. These limitations currently provide, in part, that a Fund may not purchase shares of an investment company if (a) such a purchase would cause a Fund to own in the aggregate more than 3% of the total outstanding voting stock of the investment company or (b) such a purchase would cause a Fund to have more than 5% of its total assets invested in the investment company or (c) more than 10% of a Fund's total assets would be invested in investment companies. As a shareholder in an investment company, the Fund would bear its pro rata portion of the investment company's expenses, including advisory fees, in addition to its own expenses. Although the 1940 Act restricts investments by registered investment companies in the securities of other investment companies, including ETFs, registered investment companies may be permitted to invest in certain ETFs beyond the limits set forth in Section 12(d)(1) provided such ETF is granted an exemptive order by the SEC subject to certain terms and conditions imposed by such exemptive order. It is possible that a Fund will enter into an agreement with an ETF pursuant to an exemptive order to allow the Fund to invest in such ETF beyond the Section 12(d)(1) limitations.

Options on Securities and Securities Indices. Each Fund may purchase call options on securities that the investment adviser intends to include in a Fund in order to fix the cost of a

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future purchase or attempt to enhance return by, for example, participating in an anticipated increase in the value of a security. The Funds may purchase put options to hedge against a decline in the market value of securities held in the Funds or in an attempt to enhance return. A Fund may write (sell) put and covered call options on securities in which they are authorized to invest. A Fund may also purchase put and call options, and write put and covered call options on U.S. securities indices. Stock index options serve to hedge against overall fluctuations in the securities markets rather than anticipated increases or decreases in the value of a particular security. Of the percentage of the assets of a Fund that are invested in equity (or related) securities, the Fund may not invest more than 10% of such assets in covered call options on securities and/or options on securities indices.

Repurchase Agreements. Each Fund may invest in repurchase agreements. A repurchase agreement is a transaction in which a Fund purchases a security from a bank or recognized securities dealer and simultaneously commits to resell that security to a bank or dealer at an agreed upon date and price reflecting a market rate of interest, unrelated to the coupon rate or the maturity of the purchased security. While it is not possible to eliminate all risks from these transactions (particularly the possibility of a decline in the market value of the underlying securities, as well as delays and costs to a Fund if the other party to the repurchase agreement defaults), it is the policy of each Fund to limit repurchase transactions to primary dealers and banks whose creditworthiness has been reviewed and found satisfactory by the adviser. Repurchase agreements maturing in more than seven days are considered illiquid for purposes of a Fund's investment limitations.

Restricted Securities. Restricted securities are securities that may not be sold to the public without registration under the Securities Act of 1933 (the "1933 Act") or an exemption from registration. Each Fund is subject to investment limitations on the purchase of illiquid securities. Restricted securities, including securities eligible for re-sale pursuant to Rule 144A under the 1933 Act, that are determined to be liquid are not subject to this limitation. This determination is to be made by the investment adviser pursuant to guidelines adopted by the Board of Trustees. Under these guidelines, the investment adviser will consider the frequency of trades and quotes for the security, the number of dealers in, and potential purchasers for, the securities, dealer undertakings to make a market in the security, and the nature of the security and of the marketplace trades. In purchasing such restricted securities, the investment adviser intends to purchase securities that are exempt from registration under Rule 144A.

Securities Lending. Each Fund may lend securities pursuant to agreements that require that the loans be continuously secured by collateral equal to 100% of the market value of the loaned securities. Such collateral consists of cash, securities of the U.S. Government or its agencies, or any combination of cash and such securities. Such loans will not be made if, as a result, the aggregate amount of all outstanding securities loans for a Fund exceeds one-third of the value of the Fund's total assets taken at fair market value. A Fund will earn interest on the investment of the cash collateral in U.S. Government securities. However, a Fund will normally pay lending fees to such broker-dealers and related expenses from the interest earned on invested collateral. There may be risks of delay in receiving additional collateral or risks of delay in recovery of the securities and even loss of rights in the collateral should the borrower of the securities fail

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financially. However, loans are made only to borrowers deemed by the adviser to be of good standing and when, in the judgment of the adviser, the consideration that can be earned currently from such securities loans justifies the attendant risk. Either party upon reasonable notice to the other party may terminate any loan.

Temporary Defensive Position. Each Fund may, without limit, invest in commercial paper and other money market instruments rated in one of the two highest rating categories by an NRSRO, in response to adverse market conditions, as a temporary defensive position.The result of this action may be that a Fund will be unable to achieve its investment objective.

Portfolio Turnover.  Portfolio turnover rates for the past 2 fiscal years were:

                                        12 Months           12 Months
                                          Ended               Ended
                                         6/30/05             6/30/04
                                       ___________         ___________

          Mid-Cap Fund                    110%                 79%
          Small-Cap Fund                  161%                 172%
          Micro-Cap Fund                  77%*                 N/A

          *For the period December 29, 2004 through June 30, 2005.

                           DISCLOSURE OF FUND HOLDINGS

The Funds have policies and procedures in place regarding the disclosure of Fund securities of the Funds designed to allow disclosure of Fund holdings information where it is deemed appropriate for a Fund's operations or it is determined to be useful to a Fund's shareholders without compromising the integrity or performance of the Fund. Except when there are legitimate business purposes for selective disclosure of a Fund's holdings, a Fund will not provide or permit others to provide information about the Fund's holdings on a selective basis.

The Funds provide Fund holdings information as required in regulatory filings and shareholder reports, disclose Fund holdings information as required by federal or state securities laws, and may disclose Fund holdings information in response to requests by governmental authorities.

The Funds may, but are not required to, post the Fund's schedule of investments on a website at regular intervals or from time to time at the discretion of the Fund. Such schedule of investments must be as of a date at least 30 days prior to its posting on the website. In addition to its schedule of investments, a Fund may post information on a website about the number of securities the Fund holds, a summary schedule of investments, the Fund's top ten holdings, and a percentage breakdown of the Fund's investments by country, sector and industry. This additional information must be as of a date at least 30 days prior to its posting on a website, provided, however, that a top ten holdings list may be as of a date 7 days prior to its posting on the website. The day after any Fund holdings information becomes publicly available (by posting on the website or otherwise), it may be mailed, e-mailed or otherwise transmitted to any person.

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The Fund may distribute or authorize the distribution of information about a
Fund's holdings that is not publicly available (on a website or otherwise) to a Fund's or an investment adviser's employees and affiliates that provide services to the Fund. The Fund may also distribute or authorize the distribution of information about the Fund's holdings that is not publicly available (on a website or otherwise) to the Fund's service providers who require access to the information (i) in order to fulfill their contractual duties relating to the Fund; (ii) to facilitate the transition of a newly hired investment adviser or sub-adviser prior to the commencement of its duties; (iii) to facilitate the review of the Fund by a ranking or ratings agency; (iv) for the purpose of due diligence regarding a merger or acquisition; or (iv) for the purpose of effecting in-kind redemption of securities to facilitate orderly redemption of Fund assets and minimal impact on remaining shareholders of an affected Fund.

In order to mitigate conflicts between the interests of Fund shareholders, on the one hand, and those of the Portfolios' investment adviser, sub-adviser, or principal underwriter, or any affiliated person of the Funds, their investment advisers, sub-advisers, or its principal underwriter, on the other, the Trust's Chief Compliance Officer must approve and either the President or a Vice President of the Trust must approve a non-public disclosure of Fund holdings. The Trust's Chief Compliance Officer must report all arrangements to disclose Fund holdings information to the Trust's Board of Trustees on a quarterly basis, which will review such arrangements and terminate them if it determines such disclosure arrangements are not in the best interests of shareholders. Before any non-public disclosure of information about a Fund's holdings, the Chief Compliance Officer will require the recipient of such non-public Fund holdings information to agree or provide proof of an existing duty to keep the information confidential and to agree not to trade directly or indirectly based on the information or to use the information to form a specific recommendation about whether to invest in a Fund or any other security. The Trust may request certifications from senior officers of authorized recipients that the recipient is using the Fund holdings information only in a manner consistent with the Trust's policies and procedures and any applicable confidentiality agreement.

Under no circumstances may the Trust or an investment adviser or their affiliates receive any consideration or compensation for disclosing Fund holdings information.

Each of the following third parties have been approved to receive Fund holdings information: (i) the Trust's administrator and accounting agent; (ii) the Trust's independent public accounting firm, for use in providing audit opinions;
(iii) financial printers, solely for the purpose of preparing Trust reports or regulatory filings; (iv) the Trust's custodian in connection with its custody of the Trust's assets; (v) if applicable, a proxy voting service; and (vi) the following data aggregators and ranking and ratings services: Lipper Analytical Services, Inc., Morningstar Inc., and Standard & Poors. Information may be provided to these parties at any time so long as each of these parties is contractually and ethically prohibited from sharing the Trust's Fund holdings information without specific authorization. The Trust's investment advisers and service providers will establish procedures to ensure that the Trust's Fund holdings information is only disclosed in accordance with these policies. The identity of persons with which the Trust has ongoing arrangements to provide portfolio holdings information is set forth below.

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     Piper Jaffray & Company                Stern, Agee & Leach
     Stone & Youngberg                      Wachovia Securities
     Loop Capital Markets                   Morgan Stanley
     Commerce Capital Markets, Inc.         Lehman Brothers
     Stephens Inc.                          William Blair & Co., L.L.C.
     Legg Mason Wood Walker                 Morningstar
     Barclays Capital Inc.                  Lipper
     Bear Stearns & Co. Inc.                Thompson Financial
     Starboard Capital Markets LLC          Vestek
     Banc of America                        Standard & Poor's
     RBC Dain Rauscher

                             INVESTMENT LIMITATIONS

     Each Fund has adopted the investment limitations set forth below. Limitations which are designated as fundamental policies may not be changed without the affirmative vote of the lesser of (i) 67% or more of the shares of a Fund present at a shareholders meeting if holders of more than 50% of the outstanding shares of a Fund are present in person or by proxy or (ii) more than 50% of the outstanding shares of a Fund. If any percentage restriction on investment or utilization of assets is adhered to at the time an investment is made, a later change in percentage resulting from a change in the market values of a Fund's assets or redemptions of shares will not be considered a violation of the limitation.

No Fund will as a matter of fundamental policy:

     1. purchase the securities of any one issuer, if as a result, more than 5% of a Fund's total assets would be invested in the securities of such issuer, or a Fund would own or hold 10% or more of the outstanding voting securities of that issuer, provided that (1) a Fund may invest up to 25% of its total assets without regard to these limitations; (2) these limitations do not apply to securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities; and (3) repurchase agreements fully collateralized by U.S. Government obligations will be treated as U.S. Government obligations;

     2. purchase securities of any issuer if, as a result, more than 25% of a Fund's total assets would be invested in the securities of one or more issuers having their principal business activities in the same industry, provided, that this limitation does not apply to debt obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities;

     3. borrow money, provided that a Fund may borrow money for temporary or emergency purposes (not for leveraging or investments), and then in an aggregate amount not in excess of 10% of a Fund's total assets;

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     4.    make loans to other persons, except by (1) purchasing debt securities in accordance with its investment objective, policies and limitations; (2) entering into repurchase agreements; or (3) engaging in securities loan transactions;

     5. underwrite any issue of securities, except to the extent that a Fund may be considered to be acting as underwriter in connection with the disposition of any portfolio security;

     6. purchase or sell real estate, provided that a Fund may invest in obligations secured by real estate or interests therein or obligations issued by companies that invest in real estate or interests therein, including real estate investment trusts;

     7. purchase or sell physical commodities, provided that a Fund may invest in, purchase, sell or enter into financial options and futures, forward and spot currency contracts, swap transactions and other derivative financial instruments; or

     8. issue senior securities, except to the extent permitted by the 1940 Act.

The following non-fundamental policies apply to each Fund and may be changed by the Board of Trustees without shareholder approval. No Fund will:

     1.    make short sales of securities except short sales against the box;

     2. purchase securities on margin except for the use of short-term credit necessary for the clearance of purchases and sales of portfolio securities; provided that a Fund may make initial and variation deposits in connection with permitted transactions in options or future; or

     3. purchase additional portfolio securities if its outstanding borrowings exceed 5% of the value of its total assets.

                              TRUSTEES AND OFFICERS

The following tables present certain information regarding the Board of Trustees and officers of the Trust. Each person listed under "Interested Trustees" below is an "interested person" of the investment adviser, or the Trust, within the meaning of the 1940 Act. Each person who is not an "interested person" of the Funds' investment adviser or the Trust within the meaning of the 1940 Act is referred to as an "Independent Trustee" and is listed under such heading below. The address of each Trustee as it relates to the Trust's business is 1100 North Market Street, Wilmington, DE 19890.

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

___________________________________________________________________________________________________________________________________

                                                                                              Number of
                                                                          Principal         Funds in Fund
                                                                        Occupation(s)        Complex(3)            Other
           Name and       Position(s) Held    Term of Office and         During Past         Overseen by        Directorships
        Date of Birth        with Trust      Length of Time Served        Five Years           Trustee         Held by Trustee
___________________________________________________________________________________________________________________________________

                                                          INTERESTED TRUSTEES
___________________________________________________________________________________________________________________________________

ROBERT J. CHRISTIAN(1)   Trustee,            Shall serve until      Executive Vice               19        None
Date of Birth:  2/49     President, Chief    death, resignation     President of
                         Executive Officer   or removal.            Wilmington Trust
                         and Chairman of     Trustee, President     Company since
                         the Board           and Chairman of the    February 1996;
                                             Board since October    President of Rodney
                                             1998.                  Square Management
                                                                    Corporation ("RSMC")
                                                                    from 1996 to 2005;
                                                                    Vice President of
                                                                    RSMC since 2005.

___________________________________________________________________________________________________________________________________

NEIL WOLFSON(2)               Trustee        Shall serve at the     Chief Investment             19        None
Date of Birth:  6/64                         pleasure of the        Officer of Wilmington
                                             Board and until        Trust Investment
                                             successor is elected   Management, LLC
                                             and qualified.         ("WTIM") since July
                                             Trustee since          2004; Previously,
                                             September 2005.        Partner with KPMG
                                                                    from 1996-2004.

___________________________________________________________________________________________________________________________________

ROBERT ARNOLD                 Trustee        Shall serve until      Founder and                  19        First Potomac Realty
Date of Birth:  3/44                         death, resignation     co-manages, R.H.                       Trust (real estate
                                             or removal.  Trustee   Arnold & Co., Inc.                     investment trust).
                                             since May 1997.        (investment banking
                                                                    company) since 1989.

___________________________________________________________________________________________________________________________________

DR. ERIC BRUCKER              Trustee        Shall serve until      Professor of                 19        None
Date of Birth:  12/41                        death, resignation     Economics, Widener
                                             or removal.  Trustee   University since July
                                             since October 1999.    2004; formerly, Dean,
                                                                    School of Business
                                                                    Administration of
                                                                    Widener University
                                                                    from 2001 to 2004;
                                                                    Previously, Dean,
                                                                    College of Business,
                                                                    Public Policy and
                                                                    Health at the
                                                                    University of Maine
                                                                    from September 1998
                                                                    to June 2001.

___________________________________________________________________________________________________________________________________

NICHOLAS GIORDANO             Trustee        Shall serve until      Consultant, financial        19        Kalmar Pooled
Date of Birth:  3/43                         death, resignation     services organization                  Investment Trust;
                                             or removal.  Trustee   from 1997 to present;                  Independence Blue
                                             since October 1998.    Interim President,                     Cross; IntriCon
                                                                    LaSalle University                     Corporation (industrial
                                                                    from 1998 to 1999.                     furnaces and ovens).

___________________________________________________________________________________________________________________________________
____________________

(1) Mr. Christian is an "Interested Trustee" by reason of his position as Vice President of RSMC, an investment adviser to the
    Trust.

(2) Mr. Wolfson is an "Interested Trustee" by reason of his position as Chief Investment Officer of WTIM, an affiliate of RSMC.

(3) The "Fund Complex" currently consists of the Trust (19 funds) and the CRM Mutual Funds Trust (4 funds).

___________________________________________________________________________________________________________________________________
                                                                                             Number of
                                                                         Principal         Funds in Fund
                                                                       Occupation(s)        Complex(3)              Other
          Name and       Position(s) Held    Term of Office and         During Past         Overseen by        Directorships
        Date of Birth       with Trust      Length of Time Served        Five Years           Trustee         Held by Trustee
___________________________________________________________________________________________________________________________________

                                                         INTERESTED TRUSTEES
___________________________________________________________________________________________________________________________________

LOUIS KLEIN, JR.             Trustee        Shall serve until      Self-employed                23        CRM Mutual Fund Trust;
Date of Birth:  5/35                        death, resignation     financial consultant                   and WHX Corporation
                                            or removal.  Trustee   since 1991.                            (industrial
                                            since October 1999.                                           manufacturers).
___________________________________________________________________________________________________________________________________

CLEMENT C. MOORE, II         Trustee        Shall serve until      Managing Partner,            23        CRM Mutual Fund Trust.
Date of Birth:  9/44                        death, resignation     Mariemont Holdings,
                                            or removal.  Trustee   LLC, (real estate
                                            since October 1999.    holding and
                                                                   development company)
                                                                   since 1980.

___________________________________________________________________________________________________________________________________

JOHN J. QUINDLEN             Trustee        Shall serve until      Retired since 1993.          19        None
Date of Birth:  5/32                        death, resignation
                                            or removal.  Trustee
                                            since October 1999.

___________________________________________________________________________________________________________________________________

MARK A. SARGENT              Trustee        Shall serve until      Dean and Professor of        19        None
Date of Birth:  4/51                        death, resignation     Law, Villanova
                                            or removal.  Trustee   University School of
                                            since November 2001.   Law since July 1997.

___________________________________________________________________________________________________________________________________


As of the date of this SAI, none of the Independent Trustees nor any of their immediate family members (i.e. spouse or dependent children) serves as an officer or director or is an employee of the Trust, any of the Funds' investment advisers or distributor, or any of their respective affiliates. Nor do any of such persons serve as an officer or director or is an employee of any company controlled by or under common control with such entities.

___________________________________________________________________________________________________________________________________

                                                      EXECUTIVE OFFICERS
___________________________________________________________________________________________________________________________________

                                                                                                       Number of
                                                                               Principal            Funds in Fund(3)      Other
                                                                             Occupation(s)              Complex       Directorships
      Name, Address and   Position(s) Held     Term of Office and             During Past             Overseen by        Held by
        Date of Birth        with Trust       Length of Time Served            Five Years               Trustee          Trustee
___________________________________________________________________________________________________________________________________

ERIC K. CHEUNG            Vice President     Shall serve at the       Vice President, Wilmington          N/A              N/A
1100 North Market Street                     pleasure of the Board    Trust Company since 1986;
Wilmington, DE 19890                         and until successor is   and Vice President and
Date of Birth: 12/54                         elected and qualified.   Director, RSMC since 2001.
                                             Officer since
                                             October 1998.
___________________________________________________________________________________________________________________________________

JOSEPH M. FAHEY, JR.      Vice President     Shall serve at the       Vice President, RSMC since          N/A              N/A
1100 North Market Street                     pleasure of the Board    1992.
Wilmington, DE 19890                         and until successor is
Date of Birth: 1/57                          elected and qualified.
                                             Officer since November
                                             1999.
___________________________________________________________________________________________________________________________________

JOHN J. KELLEY            Vice President,    Shall serve at the       Vice President of RSMC              N/A              N/A
1100 North Market Street  Chief Financial    pleasure of the Board    since July 2005; Vice
Wilmington, DE 19890      Officer,           and until successor is   President of PFPC Inc. from
Date of Birth: 9/59       Treasurer &        elected and qualified.   January 2005 to July 2005;
                          Secretary          Officer since            Vice President of
                                             September 2005.          Administration, 1838
                                                                      Investment Advisors, LP
                                                                      from 1999 to 2005; Chief
                                                                      Compliance Officer, 1838
                                                                      Investment Advisors, LP
                                                                      from 2004 to 2005.
___________________________________________________________________________________________________________________________________

WILLIAM P. RICHARDS, JR.  Vice President     Shall serve at the       Managing Director, Roxbury          N/A              N/A
100 Wilshire Boulevard                       pleasure of the Board    Capital Management LLC
Suite 1000                                   and until successor is   (registered investment
Santa Monica, CA 90401                       elected and qualified.   adviser) since 1998.
Date of Birth: 11/36                         Officer since November
                                             2004.
___________________________________________________________________________________________________________________________________

ANNA M. BENCROWSKY        Chief Compliance   Shall serve at the       Chief Compliance Officer,           N/A              N/A
1100 North Market Street  Officer            pleasure of the Board    RSMC since 2004; Vice
Wilmington, DE 19890                         and until successor is   President and Chief
Date of Birth: 5/51                          elected and qualified.   Compliance Officer, 1838
                                             Officer since            Investment Advisors, LP
                                             September 2004.          from 1998 to 2004; Vice
                                                                      President, Secretary, and
                                                                      Treasurer, 1838 Investment
                                                                      Advisors Funds from 1995 to
                                                                      2004; Vice President and
                                                                      Secretary, 1838
                                                                      Bond-Debenture Trading Fund
                                                                      from 1982 to 2004.
___________________________________________________________________________________________________________________________________

CHARLOTTA E. NILSSON      Assistant          Shall serve at the       Mutual Fund Regulatory              N/A              N/A
1100 North Market Street  Secretary          pleasure of the Board    Administrator, Wilmington
Wilmington, DE 19890                         and until successor is   Trust Company, since 2003;
Date of Birth: 09/70                         elected and qualified.   From 2001 to 2003,
                                             Officer since February   Regulatory Administrator,
                                             2003.                    PFPC Inc.
___________________________________________________________________________________________________________________________________


Responsibilities of the Board and its Committees. The basic responsibilities of the Trustees are to monitor the Trust's financial operations and performance, oversee the activities and legal compliance of the Trust's investment advisers and other major service providers, keep themselves informed, and exercise their business judgment in making decisions important to the Trust's proper functioning based on what the Trustees reasonably believe to be in the best interests of shareholders. The Board is comprised of nine individuals, two of whom are considered Interested Trustees. The remaining Trustees are Independent Trustees. The Board meets multiple times during the year (but at least quarterly) to review the investment performance of the Funds and other operational matters, including policies and procedures with respect to compliance with regulatory and other requirements. The Board met 11 times during the fiscal year ended June 30, 2005. Currently, the Board has an Audit Committee, a Nominating and Governance Committee, and a Regulatory Oversight Committee. The responsibilities of each committee and its members are described below.

Audit Committee. The Audit Committee is comprised of Messrs. Giordano, Klein and Quindlen, each of which is an Independent Trustee. Mr. Giordano serves as the chairman of the Committee. Pursuant to its charter, the Audit Committee has the responsibility, among others, to (1) select the Trust's independent auditors; (2) review and approve the scope of the independent auditors' audit activity; (3) review the financial statements which are the subject of the independent auditors' certifications; and (4) review with such independent auditors the adequacy of the Trust's basic accounting system and the effectiveness of the Trust's internal accounting controls. During the fiscal year ended June 30, 2005, there were four meetings of the Audit Committee.

Nominating and Governance Committee. The Nominating and Governance Committee is comprised of Messrs. Giordano, Quindlen and Sargent, each of which is an Independent Trustee. Mr. Sargent serves as chairman of the Committee. The Nominating and Governance Committee is responsible for formulating a statement of fund governance; assessing the size, structure and composition of the Board; determining trustee qualifications guidelines as well as compensation, insurance and indemnification of trustees; identifying Trustee candidates; oversight of Board self-evaluations; and identifying, from time to time, qualified candidates to serve as the Chief Compliance Officer for the Trust. During the fiscal year ended June 30, 2005, there were three meetings of the Committee. The Nominating and Governance Committee will consider nominee candidates recommended by shareholders. Shareholders who wish to recommend individuals for consideration by the Committee as nominee candidates may do so by submitting a written recommendation to the Secretary of the Trust at: 1100 North Market Street, 9th Floor, Wilmington, DE 19890. Submissions must include sufficient biographical information concerning the recommended individual, including age, at least ten years of employment history with employer names and a description of the employer's business, and a list of board memberships (if any). The submission must be accompanied by a written consent of the individual to stand for election if nominated by the Board and to serve if elected. Recommendations must be received in a sufficient time, as determined by the Committee in its sole discretion, prior to the date proposed for the consideration of nominee candidates by the Board. Upon the written request of shareholders holding at least 10% of the Trust's shares in the aggregate, the Secretary shall present to any special meeting of shareholders such nominees for election as Trustees as specified in such written request.

Regulatory Oversight Committee. The Regulatory Oversight Committee is comprised of Messrs. Arnold, Brucker, Moore and Sargent, each of which is an Independent Trustee. Mr. Moore serves as the chairman of the Committee. The Regulatory Oversight Committee (i) monitors the Board's compliance with its major specific responsibilities under the 1940 Act; (ii) receives information regarding proposed and newly adopted federal and state laws and regulations as they apply to the Trust, and provides oversight of investment advisers, other major service providers, and the Trust's Chief Compliance Officer ("CCO") regarding compliance with such laws and regulations as needed; (iii) provides oversight of the Trust's 12b-1 fees and shareholder service fees and the payment of such fees to various investment advisers, broker-dealers and financial intermediaries;
(iv) provides oversight of the portfolio trade execution, brokerage commissions, soft dollar usage, and revenue sharing arrangements of the Trust's investment advisers, and make recommendations to the Board regarding such practices; (v) provides oversight of the Trust's valuation and pricing policies, procedures and practices and designated management valuation committee; (vi) provides oversight of exemptive order(s), if any, granted to the Trust by the SEC or pursuant to which the Trust is subject; (vii) provides oversight of the Trust, investment advisers, sub-advisers and principal underwriter's 17j-1 Codes of Ethics, including violations thereof, and makes recommendations to the Board regarding approval of such codes and material changes thereto; and (viii) monitors, in cooperation with the Nominating and Governance Committee, the CCO's performance. During the fiscal year ended June 30, 2005, there were four meetings of the Regulatory Oversight Committee.

Security and Other Interests. The following table sets forth the dollar range of equity securities beneficially owned by each Trustee in the Funds and in all registered investment companies overseen by the Trustee within the Fund Complex, as of December 31, 2004.

                                                    Aggregate Dollar Range of
                                                    Equity Securities in All
                                                    Registered Investment
                                                    Companies Overseen by
                          Dollar Range of Equity    Trustee within the Family of
Name of Trustee           Securities in each Fund   Investment Companies
INTERESTED TRUSTEES                                      Over $100,000
___________________

Robert J. Christian
   Small-Cap Growth Fund      $10,001-$50,000
Neil Wolfson                       NONE                 $10,001-$50,000

INDEPENDENT TRUSTEES
___________________

Robert H. Arnold                   NONE                  Over $100,000
Dr. Eric Brucker                   NONE                 $50,001-$100,000
Nicholas A. Giordano               NONE                 $50,001-$100,000
Louis Klein, Jr.                   NONE                  Over $100,000
Clement C. Moore, II                                     Over $100,000
   Small-Cap Growth Fund       Over $100,000
John J. Quindlen                   NONE                  Over $100,000
Mark A. Sargent                    NONE                 $10,001-$50,000

As of December 31, 2004, none of the Independent Trustees or their respective immediate family members (spouse or dependent children) owned beneficially or of record an interest in any of the investment advisers or the Distributor, or in any person directly or indirectly controlling, controlled by, or under common control with the investment advisers or the Distributor.

APPROVAL OF INVESTMENT ADVISORY AGREEMENT. The Trust has retained Roxbury Capital Management, LLC ("Roxbury") to manage the assets of each of the Funds pursuant to an investment advisory agreement (the "Investment Advisory Agreement").

The Investment Advisory Agreement has an initial term of two years and continues in effect from year to year thereafter if such continuance is specifically approved at least annually by the Board of Trustees or by a majority of the outstanding voting securities of the Trust, as the case may be, and in either event, by a majority of the Independent Trustees casting votes in person at a meeting called for such purpose. The Investment Advisory Agreement was most recently approved by the Board of Trustees of the Trust, including by a majority of the Independent Trustees, at a meeting held on September 1, 2005.

In determining whether to approve the advisory agreements, the Trustees considered information provided by Roxbury in accordance with Section 15(c) of the 1940 Act, as well as accumulated information received during the course of the year relating to Roxbury and its services provided to the Trust on behalf of the Funds. The Trustees considered information that Roxbury provided regarding
(i) services performed for the Trust and one or more of its Funds, (ii) the size and qualifications of Roxbury's portfolio management staff, (iii) any potential or actual material conflicts of interest which may arise in connection with a portfolio manager's management of a Fund of the Trust, (iv) investment performance, (v) brokerage selection procedures (including soft dollar arrangements), (vi) the procedures for allocating investment opportunities between a

Fund and other clients, (vii) results of any independent audit or regulatory examination, including any recommendations or deficiencies noted, (viii) any litigation, investigation or administrative proceeding which may have a material impact on Roxbury's ability to service a Fund, (ix) the compliance with a Fund's investment objectives, policies and practices (including codes of ethics), federal securities laws and other regulatory requirements, and (x) its proxy voting policies. Roxbury also provided information regarding the advisory fees received and an analysis of these fees in relation to the delivery of services to the Funds, the costs of providing such services, the profitability of the firm in general and as a result of the fees received from the Funds and any other ancillary benefit resulting from Roxbury's relationship with the Trust. The Trustees also reviewed comparative performance data and comparative statistics and fee data for the Funds relative to other mutual funds in their peer group.

The Trustees reviewed the services provided to the Funds by Roxbury as compared to services provided by other advisers which manage mutual funds with investment objectives, strategies and policies similar to those of the Funds. The Trustees noted the substantial changes to the operations and management of the Trust over the past year including the withdrawal from the master-feeder structure, improved performance, and changes in personnel. The Trustees discussed Roxbury's personnel changes over the last year and the depth of Roxbury's personnel who possess the experience to provide investment management services to the Funds of the Trust. The Trustees believe that the changes in management have generally been favorable. The Trustees concluded that the nature, extent and quality of the services provided by Roxbury to each Fund were appropriate and consistent with the terms of the respective advisory agreements, that the quality of those services had been consistent with industry norms and that the Funds were likely to benefit from the continued provision of those services. They also concluded that Roxbury had sufficient personnel, with the appropriate education and experience, to serve the Funds effectively and had demonstrated its continuing ability to attract and retain qualified personnel.

The Trustees noted that the performance of each Fund is also of particular importance in evaluating Roxbury. The Trustees reviewed the performance data provided with the Board materials distributed prior to the meeting including each Fund's performance relative to other mutual funds with similar investment objectives, strategies and policies, its respective benchmark index, and its Lipper peer group rankings. The Trustees observed that they review and evaluate each Fund's investment performance on an on-going basis throughout the year.
The Trustees considered the short-term and long-term performance of each Fund. They concluded that the performance of each Fund and Roxbury was within an acceptable range of performance relative to other mutual funds with similar investment objectives, strategies and policies. The Trustees noted that although the performance of some Funds lagged that of their peers for certain periods, they also concluded that Roxbury had taken appropriate steps to address the under-performance and that the more recent performance has been improving.

The Trustees considered the costs of the services provided by Roxbury, the compensation and benefits received by Roxbury in providing services to the Funds, as well as Roxbury's profitability. The Trustees reviewed Roxbury's financial statements. In addition, the Trustees considered any direct or indirect revenues received by affiliates of Roxbury. The Trustees concluded that Roxbury's fees and profits derived from its relationship with the Trust in light of each Fund's expenses, were reasonable in relation to the nature and quality of the services provided, taking into account the fees charged by other advisers for managing comparable mutual funds with similar strategies. The Trustees also concluded that the overall expense ratio of each Fund was reasonable, taking into account the size of the Funds, the quality of services provided by Roxbury, the investment performance of the Funds and the expense limitations agreed to by Roxbury.

The Trustees considered the extent to which economies of scale would be realized relative to fee levels as each Fund grows, and whether the advisory fee levels reflect these economies of scale for the benefit of shareholders. The Board determined that economies of scale should be achieved at higher asset levels for all of the Funds for the benefit of Fund shareholders due to break-points in the advisory fees except with respect to the Micro-Cap Fund because the investment advisory agreement for this Fund did not provide for asset level breakpoints in the advisory fee as the Fund's assets increase.

After consideration of all the factors, and taking into consideration the information presented during previous meetings of the Board, the Trustees determined that it would be in the best interests of the Trust and its Fund shareholders to continue the existing advisory agreement for an additional one-year period. In arriving at its decision, the Trustees did not identify any single matter as controlling, but made their determination in light of all the circumstances.

Additional information regarding the Investment Advisory Agreement and the fees paid to Roxbury may be found under the heading of "Investment Advisory and Other Services."

Compensation. In addition to the fees below, the Trust reimburses its Independent Trustees for their related business expenses. The following table shows the fees paid during the fiscal year ended June 30, 2005 to the Independent Trustees for their service to the Trust and the total compensation paid to the Trustees by the Fund Complex.

                                                       Pension or
                                                  Retirement Benefits     Estimated Annual      Total Compensation
                         Aggregate Compensation    Accrued as Part of      Benefits Upon       from Fund Complex(1)
  Independent Trustee        from the Trust          Trust Expenses          Retirement          Paid to Trustees
___________________________________________________________________________________________________________________


Robert H. Arnold           $   39,375                     None                  None            $   52,500
Dr. Eric Brucker           $   40,500                     None                  None            $   54,000
Nicholas Giordano          $   49,875                     None                  None            $   66,500
Louis Klein, Jr.           $   39,375                     None                  None            $   52,500
Clement C. Moore, II       $   39,750                     None                  None            $   53,000
John J. Quindlen           $   46,125                     None                  None            $   61,500
Mark A. Sargent            $   52,125                     None                  None            $   69,500

(1) For the year ended June 30, 2005, the Fund Complex consisted of the Trust (19 funds), WT Investment Trust I (25 funds), the CRM
    Mutual Fund Trust (4 funds) and the Wilmington Low Volatility Fund of Funds (1 fund).

                                 CODE OF ETHICS

In accordance with Rule 17j-1 of the 1940 Act, the Trust, Roxbury and the Distributor have adopted Codes of Ethics. The Codes are intended to prohibit or restrict transactions that may be deemed to create a conflict of interest among Roxbury, the Distributor, or the Trust. Each Code identifies the specific employees, officers or other persons who are subject thereto and all are required to abide by the provisions thereunder. Persons covered under the Codes may engage in personal trading for their own accounts, including securities that may also be purchased or held or traded by a Fund under certain circumstances.

Under the Code of Ethics adopted by the Trust, personal trading is subject to specific restrictions, limitations, guidelines and other conditions. Under the Code of Ethics adopted by Roxbury, personal trading is subject to pre-clearance and other conditions set forth in its Code.

On an annual basis or whenever deemed necessary, the Board of Trustees reviews reports regarding the Codes of Ethics relative to the Trust, including information about any material violations of the Codes. The Codes are publicly available as exhibits to the Trust's registration statement filed with the SEC.

                                  PROXY VOTING

The Board of Trustees' has adopted proxy voting procedures, and thereunder delegated the responsibility for exercising the voting rights associated with the securities purchased and/or held by a Fund to Roxbury, subject to the Board's continuing oversight. In exercising its voting obligations, Roxbury is guided by general fiduciary principles. It must act prudently, solely in the interest of the Funds, and for the purpose of providing benefits to such Funds. Roxbury will consider the factors that could affect the value of a Fund's investment in its determination on a vote.

Roxbury has identified certain significant contributors to shareholder value with respect to a number of common or routine matters that are often the subject of proxy solicitations for shareholder meetings.

Roxbury's proxy voting procedures address these considerations and establish a framework for its consideration of a vote that would be appropriate for a Fund. In particular, the proxy voting procedures outline principles and factors to be considered in the exercise of voting authority for proposals addressing many common or routine matters.

Finally, Roxbury's proxy voting procedures establish a protocol for voting of proxies in cases in which it may have a potential conflict of interest arising from, among other things, a direct business relationship or financial interest in a company soliciting proxies. In such instances, Roxbury will submit a separate report to the Board of Trustees indicating the nature of the potential conflict of interest and how the determination of such vote was achieved. Roxbury's proxy voting policies and procedures are attached herewith as Appendix C.

Each Fund's proxy voting record as of June 30, 2005 is available (i) without charge, upon request, by calling 800-336-9970 and (ii) on the SEC's website at www.sec.gov.

               CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES

Persons or organizations beneficially owning 25% or more of the outstanding shares of a Fund are presumed to "control" the Fund. As a result, those persons or organizations could have the ability to take action with respect to a Fund without the consent or approval of other shareholders. As of October 11, 2005, officers and Trustees of the Trust owned individually and together less than 1% of the Fund's outstanding shares. As of October 11, 2005, the name, address and percentage ownership of each entity that owned of record or beneficially 5% or more of the outstanding shares of any class of a Fund were as follows:

                                                                   Ownership
Name, City and State                                              Percentage
____________________                                              __________

Roxbury Small-Cap Growth Fund - Institutional Shares                29.65%

Mars & Co.
c/o Investors Bank & Trust Co.
Boston, MA 02117-9130

Charles Schwab & Co. Inc.                                            5.87%
Special Custody Account for the Benefit of Customers
San Francisco, CA 94104

Amvescap National Trust Co. TR FBO                                   6.33%
Georgia Gulf Corp Savings & Capital Growth Plan
Atlanta, GA 30348

State Street Trust                                                  10.29%
FBO American Crystal Sugar Master Trust
North Quincy, MA 02171

CITISTREET                                                           7.04%
FBO American Family Mutual Ins. Co.
North Quincy, MA 02171

Roxbury Small-Cap Growth - Investor Shares

Brian C. Beh                                                        19.16%
C/O Roxbury Capital Management, LLC
Minnetonka, MN 55305

Charles Schwab & Co. Inc.                                           80.84%
Special Custody Account for the Benefit of Customers
San Francisco, CA 94104

Roxbury Mid-Cap Fund - Institutional Shares

Wilmington Trust Company TTEE FBO                                  100.00%
Roxbury Capital Management 401(K)
Wilmington, DE 19899

                                                                   Ownership
Name, City and State                                              Percentage
____________________                                              __________

Roxbury Micro-Cap Fund - Institutional Shares

Brian C. Beh                                                        37.51%
C/O Roxbury Capital Management, LLC
Minnetonka, MN 55305

Wilmington Trust Company TTEE FBO                                   62.49%
Roxbury Capital Management 401(K)
Wilmington, DE 19899

                     INVESTMENT ADVISORY AND OTHER SERVICES

                         Roxbury Capital Management, LLC

Roxbury, located at 100 Wilshire Boulevard, Suite 1000, Santa Monica, California 90401, serves as the investment adviser to Mid-Cap Fund, Small-Cap Growth Fund and Micro-Cap Fund pursuant to an investment advisory agreement with the Trust dated July 1, 2005 ("Investment Advisory Agreement"). Roxbury provides investment advisory services to mutual funds and other institutional accounts, including corporations, union and pension accounts, foundations, and endowments as well as to individuals. Roxbury is registered as an investment adviser with the SEC. Wilmington Trust Corporation has a controlling interest in Roxbury. William Richards, a managing director of Roxbury, also serves as Vice President of the Trust.

Several affiliates of Roxbury are also engaged in the investment advisory business. Wilmington Trust FSB, a wholly owned subsidiary of Wilmington Trust Corporation, is a registered investment adviser. In addition, Wilmington Brokerage Services Company, a subsidiary of Wilmington Trust, and Wilmington Trust Investment Management, are registered investment advisers and broker-dealers. Cramer Rosenthal McGlynn, LLC ("CRM") is a registered investment adviser. Wilmington Trust Corporation has a controlling interest in CRM. WTIM is a wholly owned subsidiary of Wilmington Trust Corporation.

Under the Investment Advisory Agreement, Roxbury manages the assets of the Funds. Prior to July 1, 2005, shareholders of each Fund had approved a substantially identical agreement with Roxbury with respect to the management of each Fund's assets. That agreement was replaced by the Investment Advisory Agreement in connection with the reorganization of the Trust's and its portfolios' investment structure from a master-feeder structure to a traditional stand-alone mutual fund structure.

The Investment Advisory Agreement has an initial term of two years and continues in effect from year to year thereafter if such continuance is specifically approved at least annually by the Boards of Trustees including a majority of the Independent Trustees casting votes in person at a meeting called for such purpose, or by a majority of the outstanding voting securities of the Funds.
The Investment Advisory Agreement may be terminated by the Trust or Roxbury on 60 days' written notice without penalty. The Investment Advisory Agreement will also terminate automatically in the event of its assignment as defined in the 1940 Act.

Pursuant to the Investment Advisory Agreement, Roxbury is entitled to receive the following annual investment advisory fees, paid monthly, as a percentage of average daily net assets:

                                   Annual Fee As a Percentage
     Fund                          of Average Daily Net Assets ("assets")
     __________________________    _________________________________________

     Mid-Cap Fund                  0.75% of the first $1 billion in assets;
                                   0.70% of the next $1 billion in assets;
                                   and
                                   0.65% of assets over $2 billion.

     Small-Cap Growth Fund         1.00% of the first $1 billion in assets;
                                   0.95% of the next $1 billion in assets;
                                   and
                                   0.90% of assets over $2 billion

     Micro-Cap Fund                1.50%

For the past three fiscal years, Roxbury received the following fees:

                                 12 Months       12 Months       12 Months
     Fund                      Ended 6/30/05   Ended 6/30/04   Ended 6/30/03
     ________________________  _____________   _____________   _____________

     Mid-Cap Fund*                 $95,131        $34,031         $3,641
     Small-Cap Growth Fund*      $1,222,587       $525,397        $13,345
     Micro-Cap Fund                 $921            N/A             N/A

*For the fiscal years presented, the amount reflects the advisory fee paid by the Mid Cap Series and Small Cap Growth Series with respect to each of the Mid-Cap Fund and Small-Cap Growth Fund's investment in such respective master series of the Master Trust as a part of each Fund's former master-feeder structure.

Roxbury has contractually agreed to waive a portion of its advisory fee or reimburse expenses to the extent total operating expenses exceed 1.30% with respect to the Institutional Shares of Mid-Cap Fund and 1.55% with respect to the Investor Shares of Mid-Cap Fund; 1.75% with respect to the Institutional Shares of Small-Cap Growth Fund and 2.00% with respect to the Investor Shares of Small-Cap Growth Fund; and 2.25% with respect to the Institutional Shares of Micro-Cap Fund and 2.50% with respect to the Investor Shares of Micro-Cap Fund. Unless the Board of Trustees approves its earlier termination, the undertaking with respect to the Mid-Cap Fund, the Small-Cap Growth Fund and the Micro-Cap Fund will remain in place until November 1, 2015, January 1, 2006, and December 31, 2016, respectively.

For the past three fiscal years, Roxbury waived and reimbursed the following fees with respect to the Micro-Cap Fund and the particular master series of the Master Trust in which the Mid-Cap Fund and Small-Cap Growth Fund invested:

                                12 Months       12 Months       12 Months
     Fund                     Ended 6/30/05   Ended 6/30/04   Ended 6/30/03
     _______________________  _____________   _____________   _____________

     Mid-Cap Fund*               $90,613         $110,210        $125,011
     Small-Cap Growth Fund*         $0              $0           $71,742
     Micro-Cap Fund              $47,483           N/A             N/A

Advisory Services. Under the terms of the Investment Advisory Agreement, Roxbury agrees to: (a) direct the investments of each Fund, subject to and in accordance with the Fund's investment objective, policies and limitations set forth in the Prospectus and this SAI; (b) purchase and sell for each Fund, securities and other investments consistent with the Fund's objective and policies; (c) supply office facilities, equipment and personnel necessary for servicing the investments of the Funds; (d) pay the salaries of all personnel of the Funds and Roxbury performing services relating to research, statistical and investment activities on behalf of the Funds; (e) make available and provide such information as the Funds and/or their administrator may reasonably request for use in the preparation of its registration statement, reports and other documents required by any applicable federal, foreign or state statutes or regulations; (f) make its officers and employees available to the Trustees and officers of the Trusts for consultation and discussion regarding the management of each Fund and its investment activities. Additionally, Roxbury agrees to create and maintain all necessary records in accordance with all applicable laws, rules and regulations pertaining to the various functions performed by it and not otherwise created and maintained by another party pursuant to a contract with a Fund. The Trust and/or Roxbury may at any time or times, upon approval by the Board of Trustees, enter into one or more sub-advisory agreements with a sub-adviser pursuant to which the adviser delegates any or all of its duties as listed.

The Investment Advisory Agreement provides that Roxbury shall not be liable for any error of judgment or mistake of law or for any loss suffered by a Fund in connection with the matters to which the agreement relates, except to the extent of a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its obligations and duties under the agreement.

The salaries of any officers and the Interested Trustees of the Trust who are affiliated with Roxbury and the salaries of all personnel of Roxbury performing services for each Fund relating to research, statistical and investment activities are paid by Roxbury.

Each class of shares of the Funds pays its respective pro rata portion of the advisory fee payable by a Fund.

                     ADMINISTRATION AND ACCOUNTING SERVICES

Pursuant to Administration and Accounting Services Agreements dated October 1, 2004, PFPC Inc. performs certain administrative and accounting services for the Funds such as preparing shareholder reports, providing statistical and research data, assisting Roxbury and other investment advisers of the Trust in compliance monitoring activities, and preparing and filing federal and state tax returns on behalf of the Funds. In addition, PFPC prepares and files certain reports with the appropriate regulatory agencies and prepares certain materials required by the SEC or any state securities commission having jurisdiction over the Funds. The accounting services performed by PFPC include determining the net asset value per share of each Fund and maintaining records relating to the securities transactions of the Funds. From September 1, 2002 to October 1, 2004, RSMC, an affiliate of the Trust, provided administrative and accounting services and PFPC provided certain sub-administration services. Prior to September 1, 2002, PFPC provided administrative and accounting services to the Funds. Accordingly, the Trust paid administrative fees to RSMC and PFPC, whether as administrator or sub-administrator of

$4,808,384, $3,633,484, and $2,552,225 for fiscal years
ended June 30, 2005, 2004, and 2003, respectively.

Pursuant to Compliance, Support and Recordkeeping Services Agreements dated October 1, 2004, RSMC, an affiliate of the Trust, performs certain non-investment related statistical and research services, execution and administrative support services, recordkeeping services as well as certain other coordination and fund related preparatory services for the Funds. In consideration of the provision of these services, RSMC, an investment adviser to certain series of the Trust, receives an asset based fee of 0.012% of the Trust's average daily net assets and a portion of the Chief Compliance Officer's total compensation.

                          ADDITIONAL SERVICE PROVIDERS

Independent Registered Public Accounting Firm. Ernst & Young LLP serves as the independent registered public accounting firm to the Trust providing services which include (1) auditing the annual financial statements for the Funds, (2) assistance and consultation in connection with SEC filings and (3) review of the annual federal income tax returns filed on behalf of each Fund. Ernst & Young LLP is located at Two Commerce Square, 2001 Market Street, Suite 4000, Philadelphia, PA 19103.

Legal Counsel. Pepper Hamilton LLP, 3000 Two Logan Square, 18th and Arch Streets, Philadelphia, PA 19103, serves as counsel to the Trust.

Custodian. Wilmington Trust Company, 1100 North Market Street, Wilmington DE 19890, serves as the Custodian. The Custodian's services include, in addition to the custody of all cash and securities owned by the Trust, the maintenance of custody accounts in the Custodian's trust department, the segregation of all certificated securities owned by the Trust, the appointment of authorized agents as sub-custodians, disbursement of funds from the custody accounts of the Trust, releasing and delivering securities from the custody accounts of the Trust, maintaining records with respect to such custody accounts, delivering to the Trust a daily and monthly statement with respect to such custody accounts, and causing proxies to be executed. Wilmington Trust Company receives a fee for its services based on the average daily net assets of the Trust and has appointed PFPC Trust Company as Sub-Custodian of the Trust.

Transfer Agent. PFPC Inc., 760 Moore Road, King of Prussia, Pennsylvania 19406, serves as the Transfer Agent and Dividend Paying Agent.

                             DISTRIBUTION OF SHARES

Professional Funds Distributor, LLC, the Funds' Distributor, is located at 760 Moore Road, King of Prussia, PA 19406. The Distributor serves as the underwriter of the Funds' shares pursuant to a Distribution Agreement with the Trust. Pursuant to the terms of the Distribution Agreement, the Distributor is granted the right to sell the shares of the Funds as agent for the Trust. Shares of the Funds are offered continuously.

Under the terms of the Distribution Agreement, the Distributor agrees to use efforts deemed appropriate by the Distributor to solicit orders for the sale of shares of the Funds and will undertake such advertising and promotions as it believes reasonable in connection with such solicitation. Moreover, to the extent that the Distributor receives shareholders service fees under the shareholder services plan adopted by the Funds with respect to the Investor Shares, the Distributor will furnish or enter into arrangements with others for the furnishing of personal or account maintenance services with respect to the relevant shareholders of the Funds as may be required pursuant to such plan. The Distributor receives no underwriting commissions or shareholder servicing fees with respect to the Funds.

The Distribution Agreement became effective as of January 1, 2004 and continues in effect for a period of two years. Thereafter, the agreement may continue in effect for successive annual periods provided such continuance is approved at least annually by a majority of the Trustees, including a majority of the Independent Trustees. The Distribution Agreement provides that the Distributor, in the absence of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties under the agreements, will not be liable to the Funds or their shareholders for losses arising in connection with the sale of Fund shares.

The Distribution Agreement terminates automatically in the event of an assignment. The Distribution Agreement is also terminable without payment of any penalty with respect to any Fund (i) by vote of a majority of the Independent Trustees or by vote of a majority of the outstanding voting securities of the applicable Fund on sixty (60) days' written notice to the Distributor; or (ii) by the Distributor on sixty (60) days' written notice to the Fund.

Prior to September 1, 2005, the Mid-Cap Fund had adopted a separate Distribution Plans pursuant to Rule 12b-1 under the 1940 Act ("the "Plan"). The Plan provided for payment to the Distributor for certain distribution activities, regardless of the Distributor's expenses, and permitted the Distributor to pay certain financial institutions who entered into Servicing Agreements with the Distributor for distribution and shareholders servicing activities. The Plan provided for payment to the Distributor not exceeding 0.25% on an annualized basis of the Investor Shares of each of the Small-Cap Growth Fund's and the Micro-Cap Fund's average net assets. For the fiscal year ended June 30, 2005, the Funds paid no 12b-1 fees to the Distributor pursuant to the Plan then in effect with respect to broker-dealer compensation. The Board of Trustees of the Trust terminated the Plan on September 1, 2005.

                            SHAREHOLDER SERVICE PLAN

The Trust has adopted an Amended Shareholder Service Plan ("Plan") with respect to Investor Shares of the Funds pursuant to which the Trust may enter into Shareholder Service Agreements ("Agreement") with financial institutions and other persons who provide services for and maintain shareholder accounts ("Service Providers"). Each Fund will pay a monthly shareholder service fee to such Service Provider at the annual rate of 0.25% of the average daily net assets of the Investor Shares of each Fund with which the Service Provider maintains a service relationship. Each Agreement provides that any compensation payable to the Service Provider in connection with an investment in Investor Shares of a Fund will be disclosed by the Service Provider to its customers, will be authorized by its customers and will not result in an excessive fee to the Service Provider.

The Shareholder Service fee compensates the Service Provider for certain service activities which include: (a) establishing and maintaining accounts and records relating to clients of a Service Provider; (b) answering shareholder inquiries regarding the manner in which purchases, exchanges and redemptions of the Fund's Investor Shares may be affected and other matters pertaining to such class of share's services; (c) providing necessary personnel and facilities to establish and maintain shareholder accounts and records; (d) assisting shareholders in arranging for processing of purchase, exchange and redemption transactions; (e) arranging for the wiring of funds; (f) guaranteeing shareholder signatures in connection with redemption orders and transfers and changes in shareholder - designated accounts; (g) integrating periodic statements with other shareholder transactions; and (h) providing such other related services as the shareholder may request.

The Plan may be terminated without penalty at any time by a vote of the majority of the Trust's Independent Trustees. Any material amendment to the Plan must be approved by the Trust's Board of Trustees, including a majority of Independent Trustees.

                               PORTFOLIO MANAGERS

OTHER ACCOUNTS MANAGED. The following table provides additional information about other accounts managed by portfolio managers and management team members jointly and primarily responsible for the day-to-day management of the Funds for the fiscal year ended June 30, 2005.


                                                                                  For other accounts managed by
                                                                                  Portfolio Manager(s) within each
Portfolio Manager(s)   Total number of other accounts                             category below, number of accounts
jointly and primarily  managed by Portfolio Manager(s)                            and the total assets in the accounts
responsible for the    within each category below and the                         with respect to which the advisory
day to day management  total assets in the accounts managed                       fee is based on the performance of
of the Funds' assets   within each category below.                                the account.
____________________   _____________________________________________________________________________________________________________

                          Registered        Other Pooled       Other Accounts        Registered      Other Pooled     Other Accounts
                          Investment         Investment                              Investment       Investment
                          Companies           Vehicles                               Companies         Vehicles
                       _________________  ________________   __________________   _______________   _______________  _______________

                       Number    Total     Number    Total    Number    Total     Number    Total   Number    Total  Number   Total
                         of      Assets      of      Assets     of      Assets      of      Assets    of      Assets   of     Assets
                       Accounts  ($mm)    Accounts   ($mm)   Accounts   ($mm)    Accounts   ($mm)  Accounts   ($mm) Accounts  ($mm)
                       _______  ________  ________  ______  _________  _______  _________  ______  ________  ______ ________ _______
Roxbury Capital
Management, LLC
Alfred J. Lockwood       1      $  12.9      2      $ 38.4    977     $1,165.6     0         0       0         0      0      $   0
Steve Marshman*          6      $ 323.7      1      $  3.8    109     $  758.7     0         0       0         0      0      $  48.1
Robert Marvin*           6      $ 323.7      1      $  3.8    109     $  758.7     0         0       0         0      0      $  48.1
Brian Smoluch*           6      $ 323.7      1      $  3.8    109     $  758.7     0         0       0         0      0      $  48.1
Laurie Burstein          1      $   0.14     0         0       17     $    4.0     0         0       0         0      0          0

*The Small Cap portfolios are co-managed.  The total amount of assets and number of accounts are shown on each Portfolio
Manager's row.

MATERIAL CONFLICTS OF INTEREST. Material conflicts of interest that may arise in connection with a portfolio manager's management of a Fund's investments and investments of other accounts managed include material conflicts between the investment strategy of a Fund and the investment strategy of the other accounts managed by the portfolio manager and conflicts associated with the allocation of investment opportunities between a Fund and other accounts managed by the portfolio manager. The table below discusses potential material conflict of interests identified by Roxbury in connection with the management of the Funds. Additional conflicts of interest may potentially exist or arise that are not discussed below.


__________________________________________________________________________________________________________________________________

Portfolio Manager(s)   Description of any material conflicts of interest that may arise in connection with the Portfolio Manager's management of the Fund's investments and the investments of the other accounts managed.
__________________________________________________________________________________________________________________________________

Roxbury Capital        Roxbury understands that potential material conflicts of interest exist in "side-by-side" management.  As
Management, LLC.       such, Roxbury has always had comprehensive procedures on the aggregation and allocation of transactions across accounts managed in the same investment strategy.  When possible, Roxbury aggregates the same
o Alfred J. Lockwood   transactions in the same securities for many accounts to enhance execution.  Clients in an aggregated transaction each receive the same price per share or unit, but, if they have directed brokerage to a
o Steve Marshman       particular broker, they may pay different commissions or may pay or receive a different price.

o Robert Marvin        Certain clients may not be included in certain aggregated transactions because of cash availability, account restrictions, directed brokerage, or tax sensitivity.  Roxbury utilizes a trade rotation in these situations.
o Brian Smoluch        The allocation is pro-rata basis within each aggregated group unless the size of the fill is such that a pro-rata allocation is not appropriate.  If the Roxbury Special Fund II, Roxbury's hedge fund, initiates a
o Laurie Burstein      trade at the same time as other accounts, it is last in the trade rotation.  Additionally, the hedge fund is not permitted to enter into a position contrary to a current holding or holding included in Roxbury's
                       "Watch List" unless the position is entered into "against the box".  The Watch List contains securities that
                       Roxbury is "closely observing" and "anticipating imminent action in".

                       Roxbury's Code of Ethics details additional guidelines and procedures to eliminate potential material conflicts of interest.
__________________________________________________________________________________________________________________________________


COMPENSATION. Following is a description of the structure of, and method used to determine the compensation received by the Fund's portfolio managers or management team members from the Funds, the Adviser or any other source with respect to managing the Funds and any other accounts for the fiscal year ended June 30, 2005


__________________________________________________________________________________________________________________________________

Portfolio Manager(s)   Structure of, and method used to determine, the compensation of each Portfolio Manager, including the criteria on which compensation is based
__________________________________________________________________________________________________________________________________

Roxbury Capital        For Mr. Lockwood, compensation includes a combination of base salary, a generous benefits package, an annual
Management, LLC        performance bonus, and a profit sharing plan linked to the net income of the company.
o Alfred J. Lockwood
o Steve Marshman       For Mr. Marshman, Mr. Marvin and Mr. Smoluch, compensation includes a combination of base salary, a generous
o Robert Marvin        benefits package, and a profit sharing plan linked directly to the net income of Roxbury's Small-Cap Growth
o Brian Smoluch        accounts.
o Laurie Burstein
                       For Ms. Burstein, compensation includes a combination of base salary, a generous benefits package, and a profit sharing plan linked directly to the net income of Roxbury's Micro-Cap accounts.




__________________________________________________________________________________________________________________________________


OWNERSHIP OF SECURITIES. The following table sets forth the dollar range of equity securities beneficially owned by each portfolio managed in the Funds as of June 30, 2005.


Portfolio Manager(s)                          Dollar Value of Portfolio shares
                                              Beneficially Owned
___________________________________________   _________________________________

Roxbury Capital Management, LLC
o Alfred J. Lockwood                          $100,001-$500,000
o Steve Marshman                              $100,001-$500,000
o Robert Marvin                               $100,001-$500,000
o Brian Smoluch                               $100,001-$500,000
o Laurie Burstein                             None

                    BROKERAGE ALLOCATION AND OTHER PRACTICES

Brokerage Transactions. Roxbury places all portfolio transactions on behalf of each Fund, selects broker-dealers for such transactions, allocates brokerage fees in such transactions and, where applicable, negotiates commissions and spreads on transactions. Debt securities purchased and sold by Fund are generally traded on the dealer market on a net basis (i.e., without commission) through dealers acting for their own account and not as brokers, or otherwise involve transactions directly with the issuer of the instrument. This means that a dealer (the securities firm or bank dealing with a Fund) makes a market for securities by offering to buy at one price and sell at a slightly higher price. The difference between the prices is known as a spread. When securities are purchased in underwritten offerings, they include a fixed amount of compensation to the underwriter. When buying or selling securities, a Fund may pay commissions to brokers who are affiliated with the investment adviser, a sub-adviser or the Fund.

During the fiscal years ended June 30, 2005, 2004 and 2003, the Micro-Cap Fund and each master series in which the Mid-Cap Fund and Smaller-Cap Growth Fund invested paid the following brokerage commissions:

                               12 Months    12 Months      12 Months
                                 Ended        Ended          Ended
     Fund                       6/30/05      6/30/04        6/30/03
     ________________________  _________   ___________   _____________

     Mid-Cap Fund*              $  39,729   $   19,208      $  2,249

     Small-Cap Growth Fund*     $ 218,174   $  543,161      $  2,811

     Micro-Cap Fund             $   2,099       N/A            N/A
     _________________________________________________________________

     *For the fiscal years presented, the amount reflects brokerage commission paid by the Mid Cap Series and Small Cap Growth Series which each of the Mid-Cap Fund and Small-Cap Growth Fund paid indirectly through its investment in the respective master series of the Master Trust under its former master-feeder structure.

The variation in brokerage commissions paid by Mid-Cap Fund and Small-Cap Growth Fund for the fiscal year ended June 30, 2004, as compared to the prior fiscal year, was due to a significant fluctuation in assets and a volatile market, which in effect resulted in an increase in transactions on which commissions were paid.

Brokerage Selection. The primary objective of Roxbury in placing orders on behalf of the Funds for the purchase and sale of securities is to obtain best execution at the most favorable prices through responsible brokers or dealers and, where the spread or commission rates are negotiable, at competitive rates. In selecting and monitoring a broker or dealer, Roxbury considers, among other things: (i) the price of the securities to be purchased or sold; (ii) the rate of the spread or commission; (iii) the size and difficulty of the order; (iv) the nature and character of the spread or commission for the securities to be purchased or sold; (v) the reliability, integrity, financial condition, general execution and operational capability of the broker or dealer; and (vi) the quality of any research or statistical services provided by the broker or dealer to the Funds or to Roxbury.

Section 28(e) of the Securities Exchange Act of 1934 provides that an investment adviser, under certain circumstances, lawfully may cause an account to pay a higher commission than the lowest available. Under Section 28(e), an investment adviser is required to make a good faith determination that the commissions paid are "reasonable in relation to the value of the brokerage and research services provided viewed in terms of either that particular transaction or the investment adviser's overall responsibilities with respect to accounts as to which it exercises investment discretion." The services provided by the broker also must lawfully or appropriately assist the investment adviser in the performance of its investment decision-making responsibilities. Accordingly, in recognition of research services provided to it, a Fund may pay a higher broker commission than those available from another broker.

Research services received from broker-dealers supplement an adviser's own research (and the research of its affiliates), and may include the following types of information: statistical and background information on the U.S. and foreign economies, industry groups and individual companies; forecasts and interpretations with respect to the U.S. and foreign economies, securities, markets, specific industry groups and individual companies; information on federal, state, local and foreign political developments; portfolio management strategies; performance information on securities, indexes and investment accounts; information concerning prices of securities; and information with respect to the performance, investment activities, and fees and expenses of other mutual funds.

Broker-dealers may communicate such information electronically, orally, in written form or on computer software. Research services may also include the providing of electronic communications of trade information, the providing of custody services, as well as the providing of equipment used to communicate research information and the providing of specialized consultations with an investment adviser's personnel with respect to computerized systems and data furnished to the investment adviser as a component of other research services, the arranging of meetings with management of companies, and the providing of access to consultants who supply research information. The outside research assistance is useful to an adviser since the broker-dealers used by the advisers tend to follow a broad universe of securities and the research provided by such broker-dealers may provide an adviser with a diverse perspective on financial markets. Research services provided to an adviser by broker-dealers are available for the benefit of all accounts managed or advised by such investment adviser or by its affiliates. An investment adviser cannot readily determine the extent to which spreads or commission rates or net prices charged by brokers or dealers reflect the value of their research, analysis, advice and similar services.

During the fiscal year ended June 30, 2005, the Micro-Cap Fund and each master series in which the Mid-Cap Fund and Small-Cap Growth Fund invested directed transactions and paid brokerage commissions because of research services provided in the following amounts:


                                            12 Months Ended 6/30/05

   Fund                            Commissions Paid       Transactions Directed

   Mid-Cap Fund*                   $11,831                $7,816,662
   Small-Cap Growth Fund*          $64,862                $30,787,795
   Micro-Cap Fund                  $620                   $87,777

   * The amount reflects brokerage commissions paid by the Mid Cap Series and Small Cap Growth Series which each of the Mid-Cap Fund and Small-Cap
   Growth Fund paid indirectly through its investment in the respective master series of the Master Trust under its former master-series structure.

Allocation of Portfolio Transactions. Some of Roxbury's other clients have investment objectives and programs similar to that of the Funds. Occasionally, recommendations made to other clients may result in their purchasing or selling securities simultaneously with a Fund. Consequently, the demand for securities being purchased or the supply of securities being sold may increase, and this could have an adverse effect on the price of those securities. It is the policy of Roxbury not to favor one client over another in making recommendations or in placing orders. In the event of a simultaneous transaction, purchases or sales are averaged as to price, transaction costs are allocated between a Fund and other clients participating in the transaction on a pro rata basis and purchases and sales are normally allocated between such Fund and the other clients as to amount according to a formula determined prior to the execution of such transactions.

                       CAPITAL STOCK AND OTHER SECURITIES

Each Fund issues two separate classes of shares - Institutional Shares and Investor Shares. The shares of each Fund, when issued and paid for in accordance with the prospectus, will be fully paid and non-assessable shares, with equal voting rights and no preferences as to conversion, exchange, dividends, redemption or any other feature.

The separate classes of shares each represent interests in the same portfolio of investments, have the same rights and are identical in all respects, except that Investor Shares of each Fund pay Shareholder Service Plan expenses (and have exclusive voting rights with respect to the Shareholder Service Plan pursuant to which fees may be paid). The net income attributable to Investor Shares and the dividends payable on such shares will be reduced by the amount of any shareholder service fees; accordingly, the net asset value of the Investor Shares will be reduced by such amount to the extent the Funds have undistributed net income.

Shares of a Fund entitle holders to one vote per share and fractional votes for fractional shares held. Shares have non-cumulative voting rights, do not have preemptive or subscription rights and are transferable. Each Fund and class take separate votes on matters affecting only that Fund or class. For example, a change in the fundamental investment policies for a Fund would be voted upon only by shareholders of that Fund.

The Funds do not hold annual meetings of shareholders. The Trustees are required to call a meeting of shareholders for the purpose of voting upon the question of removal of any Trustee when requested in writing to do so by the shareholders of record owning not less than 10% of a Fund's outstanding shares.

                   PURCHASE, REDEMPTION AND PRICING OF SHARES

Purchase of Shares. Information regarding the purchase of shares is discussed in the "Purchase of Shares" section of the prospectus. Additional methods to purchase shares are as follows:

Individual Retirement Accounts: You may purchase shares of the Funds for a tax-deferred retirement plan such as an individual retirement account ("IRA"). To order an application for an IRA and a brochure describing a Fund IRA, call the transfer agent at (800) 336-9970. PFPC Trust Company, as custodian for each IRA account receives an annual fee of $10 per account, paid directly to PFPC Trust Company by the IRA shareholder. If the fee is not paid by the due date, the appropriate number of Fund shares owned by the IRA will be redeemed automatically as payment.

Automatic Investment Plan: You may purchase Fund shares through an Automatic Investment Plan ("AIP"). Under the AIP, the transfer agent, at regular intervals, will automatically debit your bank checking account in an amount of $50 or more (after the $2,000 minimum initial investment for Investor Shares, and $100,000 minimum for Institutional Shares). You may elect to invest the specified amount monthly, bimonthly, quarterly, semiannually or annually. The purchase of Fund shares will be effected at their offering price at the close of regular trading on the New York Stock Exchange (the "Exchange") (currently 4:00 p.m., Eastern time), on or about the 20th day of the month. For an application for the Automatic Investment Plan, check the appropriate box of the application or call the transfer agent at (800) 336-9970.

Payroll Investment Plan: The Payroll Investment Plan ("PIP") permits you to make regularly scheduled purchases of Fund shares through payroll deductions. To open a PIP account, you must submit a completed account application, payroll deduction form and the minimum initial deposit to your employer's payroll department. Then, a portion of your paychecks will automatically be transferred to your PIP account for as long as you wish to participate in the plan. It is the sole responsibility of your employer, not the Fund, the Distributor, the investment advisers or the transfer agent, to arrange for transactions under the PIP. The Fund reserves the right to vary its minimum purchase requirements for employees participating in a PIP.

Redemption of Shares. Information regarding the redemption of shares is discussed in the "Redemption of Shares" section of the prospectus. Additional methods to redeem shares are as follows:

By Wire: Redemption proceeds may be wired to your predesignated bank account in any commercial bank in the United States if the amount is $1,000 or more. The receiving bank may charge a fee for this service. Proceeds may also be mailed to your bank or, for amounts of $10,000 or less, mailed to your Fund account address of record if the address has been established for at least 60 days. In order to authorize the transfer agent to mail redemption proceeds to your Fund account address of record, complete the appropriate section of the Application for Telephone Redemptions or include your Fund account address of record when you submit written instructions. You may change the bank account that you have designated to receive amounts redeemed at any time. Any request to change the bank account designated to receive redemption proceeds should be accompanied by a guarantee of the shareholder's signature by an eligible institution. A signature and a signature guarantee are required for each person in whose name the bank account is registered. Further documentation will be required to change the designated bank account when a corporation, other organization, trust, fiduciary or other institutional investor holds Fund shares.

Systematic Withdrawal Plan: If you own shares of a Fund with a value of $10,000 or more you may participate in the Systematic Withdrawal Plan ("SWP"). Under the SWP, you may automatically redeem a portion of your account monthly, bimonthly, quarterly, semiannually or annually. The minimum withdrawal available is $100. The redemption of Fund shares will be effected at the NAV determined on or about the 25th day of the month. This service is generally not available for Wilmington Trust's trust accounts or certain service organizations, because a similar service is provided through those organizations.

Additional Information Regarding Redemptions: If shares to be redeemed represent a recent investment made by check, the Funds reserve the right not to make the redemption proceeds available until it has reasonable grounds to believe that the check has been collected (which could take up to 10 days).

To ensure proper authorization before redeeming Fund shares, the transfer agent may require additional documents such as, but not restricted to, stock powers, trust instruments, death certificates, appointments as fiduciary, certificates of corporate authority and waivers of tax required in some states when settling estates.

When shares are held in the name of a corporation, other organization, trust, fiduciary or other institutional investor, the transfer agent requires, in addition to the stock power, certified evidence of authority to sign the necessary instruments of transfer. These procedures are for the protection of shareholders and should be followed to ensure prompt payment. Redemption requests must not be conditional as to date or price of the redemption. Proceeds of a redemption will be sent within 7 days of acceptance of shares tendered for redemption. Delay may result if the purchase check has not yet cleared, but the delay will be no longer than required to verify that the purchase check has cleared, and the Funds will act as quickly as possible to minimize delay.

The value of shares redeemed may be more or less than the shareholder's cost, depending on the net asset value at the time of redemption. Redemption of shares may result in tax consequences (gain or loss) to the shareholder, and the proceeds of a redemption may be subject to backup withholding.

A shareholder's right to redeem shares and to receive payment therefore may be suspended when (a) the Exchange is closed, other than customary weekend and holiday closings, (b) trading on the Exchange is restricted, (c) an emergency exists as a result of which it is not reasonably practicable to dispose of a Fund's securities or to determine the value of a Fund's net assets, or (d) ordered by a governmental body having jurisdiction over a Fund for the protection of the Fund's shareholders, provided that applicable rules and regulations of the SEC (or any succeeding governmental authority) shall govern as to whether a condition described in (b), (c) or (d) exists. In case of such suspension, shareholders of the affected Fund may withdraw their requests for redemption or may receive payment based on the net asset value of the Fund next determined after the suspension is lifted.

Each Fund reserves the right, if conditions exist which make cash payments undesirable, to honor any request for redemption by making payment in whole or in part with readily marketable securities (redemption "in-kind") chosen by the Fund and valued in the same way as they would be valued for purposes of computing the net asset value of the applicable Fund. If payment is made in securities, a shareholder may incur transaction expenses in converting these securities into cash. Each Fund has elected, however, to be governed by Rule 18f-1 under the 1940 Act, as a result of which a Fund is obligated to redeem shares solely in cash up to the lesser of $250,000 or 1% of the net assets of the applicable Fund for any one shareholder during any 90-day period. This election is irrevocable unless the SEC permits its withdrawal.

Pricing of Shares. The net asset value per share of each Fund is determined by dividing the value of the Fund's net assets by the total number of Fund shares outstanding. This determination is made by PFPC, as of the close of regular trading on the Exchange (currently 4:00 p.m., Eastern time) each day the Funds are open for business. The Funds are open for business on days when the Exchange, and PFPC are open for business.

In valuing a Fund's assets, a security listed on the Exchange (and not subject to restrictions against sale by the Fund on the Exchange) will be valued at its last sale price on the Exchange on the day the security is valued. Lacking any sales on such day, the security will be valued at the mean between the closing asked price and the closing bid price. Securities listed on other exchanges (and not subject to restriction against sale by the Fund on such exchanges) will be similarly valued, using quotations on the exchange on which the security is traded most extensively. Unlisted securities that are quoted on the National Association of Securities Dealers' National Market System, for which there have been sales of such securities on such day, shall be valued at the last sale price reported on such system on the day the security is valued. If there are no such sales on such day, the value shall be the mean between the closing asked price and the closing bid price. The value of such securities quoted on the NASDAQ Stock Market System, but not listed on the National Market System, shall be valued at the mean between the closing asked price and the closing bid price. Unlisted securities that are not quoted on the NASDAQ Stock Market System and for which over-the-counter market quotations are readily available will be valued at the mean between the current bid and asked prices for such security in the over-the-counter market. Other unlisted securities (and listed securities subject to restriction on sale) will be valued at fair value as determined in good faith under the direction of the Board of Trustees although the actual calculation may be done by others. Short-term investments with remaining maturities of less than 61 days are valued at amortized cost.

                                    DIVIDENDS

Dividends, if any, from the Funds' net investment income and distributions of net short-term capital gain and net capital gain (the excess of net long-term capital gain over the short-term capital loss), realized by each Fund, after deducting any available capital loss carryovers are declared and paid to its shareholders annually.

                              TAXATION OF THE FUNDS

General. Each Fund is treated as a separate corporation for federal income tax purposes. Each Fund intends to qualify to be classified under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code") as a "regulated investment company" ("RIC"). To qualify or continue to qualify for treatment as a RIC under the Code, a Fund must distribute to its shareholders for each taxable year at least 90% of its investment company taxable income (consisting generally of net investment income, interest, net short-term capital gain, without regard to the deduction for dividends paid, and net gains from certain foreign currency transactions) and at least 90% of its net income from tax-exempt obligations (the "Distribution Requirement") as well as meet several additional requirements. These requirements include, among others, the following: (1) each Fund must derive at least 90% of its gross income each taxable year from dividends, interest, payments with respect to certain securities loans, gains from the sale or other disposition of securities or foreign currencies, or other income (including, but not limited to, gains from options, futures and forward contracts) derived with respect to its business of investing in such stock securities or those currencies; (2) at the close of each quarter of each Fund's taxable year, at least 50% of the value of its total assets must be represented by cash, cash items, U.S. Government securities, securities of other RICs and other securities, with these other securities limited, in respect of any one issuer, to an amount that does not exceed 5% of the value of each Fund's total assets and that does not represent more than 10% of such issuer's outstanding voting securities; and (3) at the close of each quarter of each Fund's taxable year, not more than 25% of the value of its total assets may be invested in securities (other than U.S. Government securities or the securities of other RICs) of (i) any one issuer or (ii) any two or more issuers that a Fund controls and which are determined to be in the same trade or business or similar or related trades or businesses, or (iii) one or more "qualified publicly traded partnerships."

To the extent a Fund qualifies for treatment as a RIC, the Fund will not be subject to federal income tax on ordinary income and net capital gains paid to shareholders in the form of dividends or capital gain distributions. Each Fund has elected to be treated as a RIC under the Code and intends to qualify as such for each future year.

If a Fund failed to qualify for treatment as a RIC in any taxable year, it would be subject to federal income tax on its taxable income at corporate income tax rates with no deduction for dividends paid to shareholders and all distributions from earnings and profits, including any distributions from net capital gain (the excess of net long-term capital gain over net short-term capital loss), would be taxable to its shareholders as a dividend. In addition, a Fund could be required to recognize unrealized gains, pay substantial taxes and interest and make substantial distributions before qualifying again for RIC treatment.

Each Fund will be subject to a nondeductible 4% excise tax (the "Excise Tax") to the extent it fails to distribute by the end of any calendar year substantially all (at least 98%) of its ordinary income for that year and capital gain income for the one-year period ending on October 31 of that year, plus certain other amounts.

Each Fund's gains or losses on sales of securities will be long-term capital gains or losses if the securities have been held by a Fund for more than twelve months and short-term capital gains or losses if not so held. Each Fund will be taxed on the amount of its undistributed net capital gain over the amount of its deduction for dividends paid, determined with reference to capital gain dividends only. Each Fund is permitted to elect to include all or a portion of such undistributed net capital gain in the income of its shareholders on the last day of its taxable year. In such case the shareholder is given credit for the tax that the RIC paid and is entitled to increase its basis in its Fund shares by the difference between (i) the amount of capital gains that the Fund elected to include in the shareholder's income and (ii) the tax deemed paid by the shareholder. A capital gain dividend is treated by the shareholders as a long-term capital gain regardless of how long the investor has owned shares in a Fund. Under present law, an individual's long-term capital gains are taxed at a state maximum rate of 15%.

If a Fund invests in any instruments that generate taxable income, under the circumstances described in the prospectus, distributions of the investment company income will be taxable to its shareholders as ordinary income to the extent of its earnings and profits, whether paid in cash or reinvested in additional shares. If such distribution to its shareholders is in excess of its current and accumulated earnings and profits in any taxable year, the excess distribution will be treated by each shareholder as a return of capital to the extent of the shareholder's tax basis and thereafter as capital gain. If a Fund realizes capital gain as a result of market transactions, any distribution of that gain will be taxable to its shareholders and treated as a capital gain. If a Fund has dividend income that qualifies as qualified dividend income, as provided in the Jobs and Growth Tax Relief Reconciliation Act of 2003, the maximum amount allowable will be designated by the Fund and such amount will be taxable to individual shareholders at a stated maximum rate of 15%. This amount will be reflected on Form 1099-DIV issued to each shareholder for the current calendar year.

If a Fund has dividend income that qualifies for the dividends-received deduction for corporations, it will be subject to the limitations applicable under the Code. The qualifying portion is limited to properly designated distributions attributed to dividend income (if any) the Fund receives from certain stock in U.S. domestic corporations and the deduction is subject to holding period requirements and debt-financing limitations under the Code.

Dividends and other distributions declared by a Fund in October, November or December of any year and payable to shareholders of record on a date in one of those months will be deemed to have been paid by the Fund and received by the shareholders on December 31 of that year if they are paid by the Fund during the following January. Accordingly, such distributions will be taxed to the shareholders for the year in which that December 31 falls, regardless of whether it is paid in January of the following year.

Investors should be aware that if Fund shares are purchased shortly before the record date for any dividend (other than an exempt-interest dividend) or capital gain distribution, the shareholder will pay full price for the shares and will receive some portion of the price back as a taxable distribution.

Upon a sale, exchange (whether or not for shares of another fund) or redemption of a shareholder's shares, the shareholder will realize taxable gain or loss depending upon such shareholder's basis in the shares. The gain or loss will be long-term capital gain or loss if the shares have been held for more than one year and short-term capital gain or loss if held for one year or less. Any loss realized on a sale or redemption of shares will be disallowed to the extent the shares are purchased within a period of 61 days, beginning 30 days before and ending 30 days after the shares are bought or sold. Any loss realized by a shareholder on the redemption or sale of shares held by the shareholder for six months or less will be treated as a long-term, instead of a short-term, capital loss to the extent of any capital gain distributions (or undistributed capital gain) to that shareholder with respect to those shares and are disallowed to the extent of any distributions of exempt-interest dividends received with respect to such shares. Capital losses are deductible only against capital gains except for individuals, who may deduct up to $3,000 against any income.

It is anticipated that all or a portion of the dividends from the net investment income of each Fund will qualify for the dividends-received deduction allowed to corporations. Corporate shareholders of a Fund are generally entitled to take the dividends received deduction with respect to all or a portion of the ordinary income dividends paid (other than capital gain dividends), to the extent of a Fund's aggregate dividend received. The aggregate dividends received includes only dividends received from domestic corporations, other than certain exempt organizations and REITs. However, dividends received by a corporate shareholder and deducted by it pursuant to the dividends-received deduction are subject indirectly to the alternative minimum tax ("AMT"). Moreover, the dividends-received deduction will be reduced to the extent the shares with respect to which the dividends are received are treated as debt-financed and will be eliminated if those shares are deemed to have been held for less than 46 days. Distributions of net short-term capital gain and net capital gain are not eligible for the dividends received deduction. Under current law, individual shareholders who received qualified dividend income will be taxed on such qualified dividend income at a stated maximum rate of 15% in lieu of a stated maximum rate of 35% for ordinary income. Qualified dividend income generally means dividend income received (1) from a domestic corporation or (2) from qualified foreign corporations in limited instances.

Each Fund will inform shareholders within 60 days after their fiscal year-end of the percentage of its dividends designated as (i) qualifying for the dividends received deduction and (ii) qualified dividend income taxable as net capital gain.

Foreign Securities. Dividends and interest received, and gains realized, by a Fund may be subject to income, withholding or other taxes imposed by foreign countries or U.S. possessions (collectively, "foreign taxes") that would reduce the yield on its securities. Tax conventions between certain countries and the United States may reduce or eliminate foreign taxes, however, and many foreign countries do not impose taxes on capital gains in respect of investments by foreign investors. It is impossible to determine the rate of foreign tax in advance since the amount of a Fund's assets to be invested in various countries is not known.

If more than 50% of the value of a Fund's total assets at the close of its taxable year consists of securities of foreign corporations, the Fund will be eligible to, and may, file an election with the Internal Revenue Service that will enable its shareholders, in effect, to benefit from any foreign tax credit or deduction that is available with respect to foreign taxes paid by a Fund. If the election is made, a Fund will treat those taxes as dividends paid to its shareholders and each shareholder (1) will be required to include in gross income, and treat as paid by the shareholder, a proportionate share of those taxes, (2) will be required to treat such proportionate share of those taxes and of any dividend paid by the Fund that represents income from foreign or U.S. possessions sources as the shareholder's own income from those sources and (3) may either deduct the taxes deemed paid by the shareholder in computing taxable income or, alternatively, use the foregoing information in calculating the foreign tax credit against the shareholder's federal income tax. Each Fund will report to its shareholders within 60 days after each taxable year their respective shares of its income from sources within, and taxes paid to, foreign countries and U.S. possessions, as well as the amount of foreign taxes that are not allocable as a credit, if it makes this election. If a Fund makes this election, individuals who have no more than $300 ($600 for married persons filing jointly) of creditable foreign taxes all of which is included on Forms 1099 and all of whose foreign source income is "qualified passive income" may elect each year to be exempt from the foreign tax credit limitation and will be able to claim a foreign tax credit without having to file Form 1116 that otherwise is required.

Each Fund may invest in the stock of passive foreign investment companies ("PFICs"). A PFIC is a foreign corporation - other than a "controlled foreign corporation" (i.e., a foreign corporation in which, on any day during its taxable year, more than 50% of the total voting power of all voting stock therein or the total value of all stock therein is owned, directly, indirectly, or constructively, by "U.S. shareholders," defined as U.S. persons that individually own, directly, indirectly, or constructively, at least 10% of that voting power) as to which a Fund is a U.S. shareholder - that, in general, meets either of the following tests: (a) at least 75% of its gross income is passive or (b) an average of at least 50% of its assets produce, or are held for the production of, passive income. If a Fund acquires stock in a PFIC and holds the stock beyond the end of the year of acquisition, the Fund will be subject to federal income tax on a portion of any "excess distribution" received on the stock or of any gain from disposition of the stock (collectively, "PFIC income"), plus interest thereon, even if the Fund distributes the PFIC income as a taxable dividend to its shareholders. In general, an excess distribution is the excess (if any) of (i) the amount of distributions received by a PFIC stockholder during the taxable year; over (ii) 125% of the average amount received during the preceding three taxable years (or, if shorter, the holding period). The balance of the PFIC income will be included in a Fund's investment company taxable income and, accordingly, will not be taxable to it to the extent that income is distributed to its shareholders. Additional charges in the nature of interest may be imposed on a Fund in respect of deferred taxes arising from such distributions or gains.

If a Fund invests in a PFIC and elects to treat the PFIC as a "qualified electing fund" ("QEF"), then in lieu of the foregoing tax and interest obligation, the Fund will be required to include in income each year its pro rata share of the QEF's annual ordinary earnings and net capital gain, even if they are not distributed to the Fund by the QEF; those amounts most likely would have to be distributed by the Fund to satisfy the Distribution Requirement and avoid imposition of the

Excise Tax. It may be very difficult, if not impossible, to make this election because of certain requirements thereof.

Alternatively, each Fund may elect to "mark to market" its stock in any PFIC. "Marking-to-market," in this context, means including in ordinary income each taxable year the excess, if any, of the fair market value of the stock over a Fund's adjusted basis therein as of the end of each year. Pursuant to the election, a Fund also will be allowed to deduct (as an ordinary, not capital, loss) the excess, if any, of its adjusted basis in PFIC stock over the fair market value thereof as of the taxable year-end, but only to the extent of any net mark-to-market gains with respect to that stock included in income by the Fund for prior taxable years. A Fund's adjusted basis in each PFIC's stock subject to the election will be adjusted to reflect the amounts of income included and deductions taken thereunder. Under the PFIC rules, any mark-to-market gains or losses are treated as ordinary income. Any mark to market gain may have to be distributed by a Fund (even though no cash is received) to satisfy the Distribution Requirement and avoid imposition of the Excise Tax.

Hedging Transactions. The use of hedging strategies, such as writing (selling) and purchasing options and futures contracts and entering into forward currency contracts, involves complex rules that will determine for federal income tax purposes the amount, character and timing of recognition of the gains and losses a Fund realizes in connection therewith. Gains from the disposition of foreign currencies (except certain gains that may be excluded by future regulations) and gains from options, futures and foreign currency contracts derived by a Fund with respect to its business of investing in securities qualify as permissible income under the source of income requirement. The complex tax rules affecting hedging strategies may affect the character, amount and timing of distributions to shareholders and may cause a Fund to satisfy the Distribution Requirement even though no cash was received for the income event.

Short Sales. Gain or loss from a short sale of property is generally considered as capital gain or loss to the extent the property used to close the short sale constitutes a capital asset in a Fund's hands. Except in certain situations, special rules would generally treat the gains on short sales as short-term capital gains and would terminate the running of the holding period of "substantially identical property" held by a Fund. Moreover, a loss on a short sale will be treated as a long-term loss if, on the date of the short sale, "substantially identical property" held by a Fund has a long-term holding period.

Wash Sales. A Fund may in certain circumstances be negatively impacted by certain special rules of the Code and Regulations relating to "wash sales." In general, the "wash sale" rules prevent the recognition of loss by a taxpayer from the disposition of stock or securities at a loss in a case in which identical or substantially identical stock or securities (or an option to acquire such property) is or has been acquired within a prescribed period. Thus, the wash sale rules could prevent the current recognition for tax purposes of a loss realized by a Fund from the sale of a security if within 30 days before or 30 days after the sale, that Fund were to acquire substantially identical securities or enter into a contract or option to acquire such securities.

Straddles. Code Section 1092 (dealing with straddles) also may affect the taxation of options, futures and forward contracts in which a Fund may invest.
Section 1092 defines a "straddle" as offsetting positions with respect to personal property; for these purposes, options, futures and forward contracts are personal property. Under Section 1092, any loss from the disposition of a position in a straddle generally may be deducted only to the extent the loss exceeds the unrealized gain on the offsetting position(s) of the straddle.
Section 1092 also provides certain "wash sale" rules (described above), which apply to transactions where a position is sold at a loss and a new offsetting position is acquired within a prescribed period, and "short sale" rules applicable to straddles, which would defer the loss. If a Fund makes certain elections, the amount, character and timing of the recognition of gains and losses from the affected straddle positions would be determined under rules that vary according to the elections made. Because only temporary regulations implementing the straddle rules have been promulgated, the tax consequences to a Fund of straddle transactions may not be entirely clear in all instances.

Constructive Sale. If a Fund has an "appreciated financial position" - generally, an interest (including an interest through an option, futures or forward contract or short sale) with respect to any stock, debt instrument (other than "straight debt") or partnership interest the fair market value of which exceeds its adjusted basis - and enters into a "constructive sale" of the same or substantially similar property, a Fund will be treated as having made an actual sale thereof, with the result that gain will be recognized at that time. A constructive sale generally consists of a short sale, an offsetting notional principal contract or futures or forward contract entered into by a Fund or a related person with respect to the same or substantially similar property. In addition, if the appreciated financial position is itself a short sale or such a contract, acquisition of the underlying property or substantially similar property will be deemed a constructive sale.

Backup Withholding. Each Fund will be required in certain cases to withhold at the applicable withholding rate and remit to the U.S. Treasury, the withheld amount of taxable dividends paid to any shareholder who (1) fails to provide a correct taxpayer identification number certified under penalty of perjury;
(2) is subject to withholding by the Internal Revenue Service for failure to properly report all payments of interest or dividends; (3) fails to provide a certified statement that he or she is not subject to "backup withholding;" or
(4) fails to provide a certified statement that he or she is a U.S. person (including a U.S. resident alien). Backup withholding is not an additional tax and any amounts withheld may be credited against the shareholder's ultimate U.S. tax liability.

State And Local Taxes. Shortly after the end of each year, PFPC calculates the federal income tax status of all distributions made during the year. In addition to the federal income tax consequences described above, shareholders should consider and discuss with their own tax advisors the potential state and local tax consequences of an investment in a Portfolio. State and local laws often differ from Federal income tax laws with respect to the treatment of specific items of income, gain, loss, deduction and credit. A shareholder's share of the taxable income or loss of a Portfolio generally must be included in determining his/her reportable income for state and local tax purposes in the jurisdiction in which he/she resides.

The foregoing tax discussion is a summary included for general informational purposes only. Each shareholder is advised to consult his/her own tax advisor with respect to the specific tax consequences of an investment in a Portfolio, including the effect and applicability of state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

Each Fund will provide an information return to shareholders describing the federal tax status of the dividends paid by the Fund during the preceding year within 60 days after the end of each year as required by present tax law. Individual shareholders will receive Form 1099-DIV and Form 1099-B as required by present tax law during January of each year. If a Fund makes a distribution after the close of its fiscal year, which is attributable to income or gains earned in such earlier fiscal year, then the Fund shall send a notice to its shareholders describing the amount and character of such distribution within 60 days after the close of the year in which the distribution is made. Shareholders should consult their tax advisers concerning the state or local taxation of such dividends, and the federal, state and local taxation of capital gains distributions.

                              FINANCIAL STATEMENTS

Audited financial statements and financial highlights of the Funds for the fiscal year ended June 30, 2005, are set forth in the Annual Report to shareholders, including the notes thereto and the report of Ernst & Young LLP thereon. The Annual Report is incorporated herein by reference.

                                   APPENDIX A

            OPTIONS, FUTURES AND FORWARD CURRENCY CONTRACT STRATEGIES

Regulation of the Use of Options, Futures and Forward Currency Contract Strategies. As discussed in the prospectus, in managing a Fund, the adviser may engage in certain options, futures and forward currency contract strategies for certain bona fide hedging, risk management or other portfolio management purposes. Certain special characteristics of and risks associated with using these strategies are discussed below. Use of options, futures and forward currency contracts is subject to applicable regulations and/or interpretations of the SEC and the several options and futures exchanges upon which these instruments may be traded. The Board of Trustees has adopted investment guidelines (described below) reflecting these regulations.

In addition to the products, strategies and risks described below and in the prospectus, the adviser expects to discover additional opportunities in connection with options, futures and forward currency contracts. These new opportunities may become available as new techniques develop, as regulatory authorities broaden the range of permitted transactions and as new options, futures and forward currency contracts are developed. These opportunities may be utilized to the extent they are consistent with each Fund's investment objective and limitations and permitted by applicable regulatory authorities. The registration statement for the Funds will be supplemented to the extent that new products and strategies involve materially different risks than those described below and in the prospectus.

Cover Requirements. The Funds will not use leverage in their options and futures. Accordingly, the Funds will comply with guidelines established by the SEC with respect to coverage of these strategies by either (1) earmarking or setting aside cash or liquid, unencumbered, daily marked-to-market securities in one or more segregated accounts with the custodian in the prescribed amount; or
(2) holding securities or other options or futures contracts whose values are expected to offset ("cover") their obligations thereunder. Securities, currencies, or other options or futures contracts used for cover cannot be sold or closed out while these strategies are outstanding, unless they are replaced with similar assets. As a result, there is a possibility that the use of cover involving a large percentage of a Fund's assets could impede portfolio management, or Fund's ability to meet redemption requests or other current obligations.

Options Strategies. A Fund may purchase and write (sell) only those options on securities and securities indices that are traded on U.S. exchanges. Exchange-traded options in the U.S. are issued by a clearing organization affiliated with the exchange, on which the option is listed, which, in effect, guarantees completion of every exchange-traded option transaction.

Each Fund may purchase call options on securities in which it is authorized to invest in order to fix the cost of a future purchase. Call options also may be used as a means of enhancing returns by, for example, participating in an anticipated price increase of a security. In the event of a decline in the price of the underlying security, use of this strategy would serve to limit the potential loss to a Fund to the option premium paid; conversely, if the market price of the


                                     - A1 -
underlying security increases above the exercise price and a Fund either sells or exercises the option, any profit eventually realized would be reduced by the premium paid.

Each Fund may purchase put options on securities that it holds in order to hedge against a decline in the market value of the securities held or to enhance return. The put option enables a Fund to sell the underlying security at the predetermined exercise price; thus, the potential for loss to a Fund below the exercise price is limited to the option premium paid. If the market price of the underlying security is higher than the exercise price of the put option, any profit a Fund realizes on the sale of the security is reduced by the premium paid for the put option less any amount for which the put option may be sold.

Each Fund may on certain occasions wish to hedge against a decline in the market value of securities that it holds at a time when put options on those particular securities are not available for purchase. At those times, a Fund may purchase a put option on other carefully selected securities in which it is authorized to invest, the values of which historically have a high degree of positive correlation to the value of the securities actually held. If the adviser's judgment is correct, changes in the value of the put options should generally offset changes in the value of the securities being hedged. However, the correlation between the two values may not be as close in these transactions as in transactions in which a Fund purchases a put option on a security that it holds. If the value of the securities underlying the put option falls below the value of the portfolio securities, the put option may not provide complete protection against a decline in the value of the portfolio securities.

Each Fund may write covered call options on securities in which it is authorized to invest for hedging purposes or to increase return in the form of premiums received from the purchasers of the options. A call option gives the purchaser of the option the right to buy, and the writer (seller) the obligation to sell, the underlying security at the exercise price during the option period. The strategy may be used to provide limited protection against a decrease in the market price of the security, in an amount equal to the premium received for writing the call option less any transaction costs. Thus, if the market price of the underlying security held by a Fund declines, the amount of the decline will be offset wholly or in part by the amount of the premium received by a Fund. If, however, there is an increase in the market price of the underlying security and the option is exercised, a Fund will be obligated to sell the security at less than its market value.

Each Fund may also write covered put options on securities in which it is authorized to invest. A put option gives the purchaser of the option the right to sell, and the writer (seller) the obligation to buy, the underlying security at the exercise price during the option period. So long as the obligation of the writer continues, the writer may be assigned an exercise notice by the broker-dealer through whom such option was sold, requiring it to make payment of the exercise price against delivery of the underlying security. The operation of put options in other respects, including their related risks and rewards, is substantially identical to that of call options. If the put option is not exercised, a Fund will realize income in the amount of the premium received. This technique could be used to enhance current return during periods of market uncertainty. The risk in such a transaction would be that the market price of the underlying securities would decline below the exercise price less the premiums received, in which case a Fund would expect to suffer a loss.

Each Fund may purchase put and call options and write covered put and call options on indices in much the same manner as the more traditional options discussed above, except that index options may serve as a hedge against overall fluctuations in the securities markets (or a market sector) rather than anticipated increases or decreases in the value of a particular security. An index assigns values to the securities included in the index and fluctuates with changes in such values. Settlements of index options are effected with cash payments and do not involve delivery of securities. Thus, upon settlement of an index option, the purchaser will realize, and the writer will pay, an amount based on the difference between the exercise price and the closing price of the index. The effectiveness of hedging techniques using index options will depend on the extent to which price movements in the index selected correlate with price movements of the securities in which a Fund invests. Perfect correlation is not possible because the securities held or to be acquired by a Fund will not exactly match the composition of indices on which options are purchased or written.

Each Fund may purchase and write covered straddles on securities or indices. A long straddle is a combination of a call and a put purchased on the same security where the exercise price of the put is less than or equal to the exercise price on the call. A Fund would enter into a long straddle when the adviser believes that it is likely that prices will be more volatile during the term of the options than is implied by the option pricing. A short straddle is a combination of a call and a put written on the same security where the exercise price on the put is less than or equal to the exercise price of the call where the same issue of the security is considered "cover" for both the put and the call. A Fund would enter into a short straddle when the adviser believes that it is unlikely that prices will be as volatile during the term of the options as is implied by the option pricing. In such case, a Fund will earmark or segregate cash and/or liquid, unencumbered securities in an account with its custodian equivalent in value to the amount, if any, by which the put is "in-the-money," that is, that amount by which the exercise price of the put exceeds the current market value of the underlying security. Because straddles involve multiple trades, they result in higher transaction costs and may be more difficult to open and close out.

Each Fund may purchase put and call warrants with values that vary depending on the change in the value of one or more specified indices ("index warrants"). An index warrant is usually issued by a bank or other financial institution and gives a Fund the right, at any time during the term of the warrant, to receive upon exercise of the warrant a cash payment from the issuer of the warrant based on the value of the underlying index at the time of exercise. In general, if a Fund holds a call warrant and the value of the underlying index rises above the exercise price of the warrant, a Fund will be entitled to receive a cash payment from the issuer upon exercise based on the difference between the value of the index and the exercise price of the warrant; if a Fund holds a put warrant and the value of the underlying index falls, a Fund will be entitled to receive a cash payment from the issuer upon exercise based on the difference between the exercise price of the warrant and the value of the index. A Fund holding a call warrant would not be entitled to any payments from the issuer at any time when the exercise price is greater than the value of the underlying index; a Fund holding a put warrant would not be entitled to any payments when the exercise price is less than the value of the underlying index. If a Fund does not exercise an index warrant prior to its expiration, then a Fund loses the amount of the purchase price that it paid for the warrant.

Each Fund will normally use index warrants as it may use index options. The risks of a Fund's use of index warrants are generally similar to those relating to its use of index options. Unlike most index options, however, index warrants are issued in limited amounts and are not obligations of a regulated clearing agency, but are backed only by the credit of the bank or other institution which issues the warrant. Also, index warrants generally have longer terms than index options. Index warrants are not likely to be as liquid as index options backed by a recognized clearing agency. In addition, the terms of index warrants may limit a Fund's ability to exercise the warrants at any time or in any quantity.

Options Guidelines. In view of the risks involved in using the options strategies described above, each Fund has adopted the following investment guidelines to govern its use of such strategies; these guidelines may be modified by the Board of Trustees without shareholder approval:

     1. Each Fund will write only covered options, and each such option will remain covered so long as a Fund is obligated thereby; and

     2. No Fund will write options (whether on securities or securities indices) if aggregate exercise prices of previous written outstanding options, together with the value of assets used to cover all outstanding positions, would exceed 25% of its total net assets.

Special Characteristics and Risks of Options Trading. A Fund may effectively terminate its right or obligation under an option by entering into a closing transaction. If a Fund wishes to terminate its obligation to purchase or sell securities under a put or a call option it has written, a Fund may purchase a put or a call option of the same series (that is, an option identical in its terms to the option previously written). This is known as a closing purchase transaction. Conversely, in order to terminate its right to purchase or sell specified securities under a call or put option it has purchased, a Fund may sell an option of the same series as the option held. This is known as a closing sale transaction. Closing transactions essentially permit a Fund to realize profits or limit losses on its options positions prior to the exercise or expiration of the option. If a Fund is unable to effect a closing purchase transaction with respect to options it has acquired, a Fund will have to allow the options to expire without recovering all or a portion of the option premiums paid. If a Fund is unable to effect a closing purchase transaction with respect to covered options it has written, a Fund will not be able to sell the underlying securities or dispose of assets used as cover until the options expire or are exercised, and a Fund may experience material losses due to losses on the option transaction itself and in the covering securities.

In considering the use of options to enhance returns or for hedging purposes, particular note should be taken of the following:

     1. The value of an option position will reflect, among other things, the current market price of the underlying security or index, the time remaining until expiration, the relationship of the exercise price to the market price, the historical price volatility of the underlying security or index, and general market conditions. For this reason, the successful use of options depends upon the adviser's ability to forecast the direction of price fluctuations in the underlying securities markets or, in the case of index options, fluctuations in the market sector represented by the selected index.

     2. Options normally have expiration dates of up to three years. An American style put or call option may be exercised at any time during the option period while a European style put or call option may be exercised only upon expiration or during a fixed period prior to expiration. The exercise price of the options may be below, equal to or above the current market value of the underlying security or index. Purchased options that expire unexercised have no value. Unless an option purchased by a Fund is exercised or unless a closing transaction is effected with respect to that position, a Fund will realize a loss in the amount of the premium paid and any transaction costs.

     3. A position in an exchange-listed option may be closed out only on an exchange that provides a secondary market for identical options. Although a Fund intends to purchase or write only those exchange-traded options for which there appears to be a liquid secondary market, there is no assurance that a liquid secondary market will exist for any particular option at any particular time. A liquid market may be absent if: (i) there is insufficient trading interest in the option; (ii) the exchange has imposed restrictions on trading, such as trading halts, trading suspensions or daily price limits; (iii) normal exchange operations have been disrupted; or (iv) the exchange has inadequate facilities to handle current trading volume.

     4. With certain exceptions, exchange listed options generally settle by physical delivery of the underlying security. Index options are settled exclusively in cash for the net amount, if any, by which the option is "in-the-money" (where the value of the underlying instrument exceeds, in the case of a call option, or is less than, in the case of a put option, the exercise price of the option) at the time the option is exercised. If a Fund writes a call option on an index, a Fund will not know in advance the difference, if any, between the closing value of the index on the exercise date and the exercise price of the call option itself and thus will not know the amount of cash payable upon settlement. If a Fund holds an index option and exercises it before the closing index value for that day is available, a Fund runs the risk that the level of the underlying index may subsequently change.

     5. A Fund's activities in the options markets may result in a higher Series turnover rate and additional brokerage costs; however, a Fund also may save on commissions by using options as a hedge rather than buying or selling individual securities in anticipation of, or as a result of, market movements.

Futures and Related Options Strategies. Each Fund may engage in futures strategies for certain non-trading bona fide hedging, risk management and portfolio management purposes.

Each Fund may sell securities index futures contracts in anticipation of a general market or market sector decline that could adversely affect the market value of a Fund' securities holdings. To the extent that a portion of a Fund's holdings correlate with a given index, the sale of futures contracts on that index could reduce the risks associated with a market decline and thus provide an alternative to the liquidation of securities positions. For example, if a Fund correctly anticipates a general market decline and sells index futures to hedge against this risk, the gain in the futures position should offset some or all of the decline in the value of a Fund' holdings. A Fund may purchase index futures contracts if a significant market or market sector advance is anticipated. Such a purchase of a futures contract would serve as a temporary substitute for the purchase of the underlying securities, which may then be purchased, in an orderly fashion. This strategy may minimize the effect of all or part of an increase in the market price of securities that a Fund intends to purchase. A rise in the price of the securities should be in part or wholly offset by gains in the futures position.

As in the case of a purchase of an index futures contract, a Fund may purchase a call option on an index futures contract to hedge against a market advance in securities that a Fund plans to acquire at a future date. A Fund may write covered put options on index futures as a partial anticipatory hedge, and may write covered call options on index futures as a partial hedge against a decline in the prices of securities held by a Fund. This is analogous to writing covered call options on securities. A Fund also may purchase put options on index futures contracts. The purchase of put options on index futures contracts is analogous to the purchase of protective put options on individual securities where a level of protection is sought below which no additional economic loss would be incurred by a Fund.

Futures and Related Options Guidelines. In view of the risks involved in using the futures strategies that are described above, each Fund has adopted the following investment guidelines to govern its use of such strategies. The Board of Trustees may modify these guidelines without shareholder vote.

     1. A Fund will engage only in covered futures transactions, and each such transaction will remain covered so long as a Fund is obligated thereby.

     2. A Fund will not write options on futures contracts if aggregate exercise prices of previously written outstanding options (whether on securities or securities indices), together with the value of assets used to cover all outstanding futures positions, would exceed 25% of its total net assets.

Special Characteristics and Risks of Futures and Related Options Trading. No price is paid upon entering into a futures contract. Instead, upon entering into a futures contract, a Fund is required to deposit with its custodian, in a segregated account in the name of the futures broker through whom the transaction is effected, or earmark, an amount of cash, U.S. Government securities or other liquid instruments generally equal to 10% or less of the contract value. This amount is known as "initial margin." When writing a call or a put option on a futures contract, margin also must be deposited in accordance with applicable exchange rules. Unlike margin in securities transactions, initial margin on futures contracts does not involve borrowing to finance the futures transactions. Rather, initial margin on a futures contract is in the nature of a performance bond or good-faith deposit on the contract that is returned to a Fund upon termination of the transaction, assuming all obligations have been satisfied. Under certain circumstances, such as periods of high volatility, a Fund may be required by a futures exchange to increase the level of its initial margin payment. Additionally, initial margin requirements may be increased generally in the future by regulatory action. Subsequent payments, called "variation margin," to and from the broker, are made on a daily basis as the value of the futures or options position varies, a process known as "marking to market." For example, when a Fund purchases a contract and the value of the contract rises, a Fund receives from the broker a variation margin payment equal to that increase in value. Conversely, if the value of the futures position declines, a Fund is required to make a variation margin payment to the broker equal to the decline in value. Variation margin does not involve borrowing to finance the futures transaction, but rather represents a daily settlement of a Fund's obligations to or from a clearing organization.

Buyers and sellers of futures positions and options thereon can enter into offsetting closing transactions, similar to closing transactions on options on securities, by selling or purchasing an offsetting contract or option. Futures contracts or options thereon may be closed only on an exchange or board of trade providing a secondary market for such futures contracts or options.

Under certain circumstances, futures exchanges may establish daily limits on the amount that the price of a futures contract or related option may vary either up or down from the previous day's settlement price. Once the daily limit has been reached in a particular contract, no trades may be made that day at a price beyond that limit. The daily limit governs only price movements during a particular trading day and therefore does not limit potential losses, because prices could move to the daily limit for several consecutive trading days with little or no trading and thereby prevent prompt liquidation of unfavorable positions. In such event, it may not be possible for a Fund to close a position, and, in the event of adverse price movements, a Fund would have to make daily cash payments of variation margin (except in the case of purchased options). However, if futures contracts have been used to hedge portfolio securities, such securities will not be sold until the contracts can be terminated. In such circumstances, an increase in the price of the securities, if any, may partially or completely offset losses on the futures contract. However, there is no guarantee that the price of the securities will, in fact, correlate with the price movements in the contracts and thus provide an offset to losses on the contracts.

In considering a Fund's use of futures contracts and related options, particular note should be taken of the following:

     1. Successful use by a Fund of futures contracts and related options will depend upon the adviser's ability to predict movements in the direction of the securities markets, which requires different skills and techniques than predicting changes in the prices of individual securities. Moreover, futures contracts relate not only to the current price level of the underlying securities, but also to anticipated price levels at some point in the future. There is, in addition, the risk that the movements in the price of the futures contract will not correlate with the movements in the prices of the securities being hedged.
           For example, if the price of an index futures contract moves less than the price of the securities that are the subject of the hedge, the hedge will not be fully effective, but if the price of the securities being hedged has moved in an unfavorable direction, a Fund would be in a better position than if it had not hedged at all. If the price of the securities being hedged has moved in a favorable direction, the advantage may be partially offset by losses in the futures position. In addition, if a Fund has insufficient cash, it may have to sell assets to meet daily variation margin requirements. Any such sale of assets may or may not be made at prices that reflect a rising market. Consequently, a Fund may need to sell assets at a time when such sales are disadvantageous to a Fund. If the price of the futures contract moves more than the price of the underlying securities, a Fund will experience either a loss or a gain on the futures contract that may or may not be completely offset by movements in the price of the securities that are the subject of the hedge.

     2. In addition to the possibility that there may be an imperfect correlation, or no correlation at all, between price movements in the futures position and the securities being hedged, movements in the prices of futures contracts may not correlate perfectly with movements in the prices of the hedged securities due to price distortions in the futures market. There may be several reasons unrelated to the value of the underlying securities that cause this situation to occur. First, as noted above, all participants in the futures market are subject to initial and variation margin requirements. If, to avoid meeting additional margin deposit requirements or for other reasons, investors choose to close a significant number of futures contracts through offsetting transactions, distortions in the normal price relationship between the securities and the futures markets may occur. Second, because the margin deposit requirements in the futures market are less onerous than margin requirements in the securities market, there may be increased participation by speculators in the futures market. Such speculative activity in the futures market also may cause temporary price distortions. As a result, a correct forecast of general market trends may not result in successful hedging through the use of futures contracts over the short term. In addition, activities of large traders in both the futures and securities markets involving arbitrage and other investment strategies may result in temporary price distortions.

     3. Positions in futures contracts may be closed out only on an exchange or board of trade that provides a secondary market for such futures contracts. Although each Fund intends to purchase and sell futures only on exchanges or boards of trade where there appears to be an active secondary market, there is no assurance that a liquid secondary market on an exchange or board of trade will exist for any particular contract at any particular time. In such event, it may not be possible to close a futures position, and in the event of adverse price movements, a Fund would continue to be required to make variation margin payments.

     4. Like options on securities, options on futures contracts have limited life. The ability to establish and close out options on futures will be subject to the development and maintenance of liquid secondary markets on the relevant exchanges or boards of trade. There can be no certainty that such markets for all options on futures contracts will develop.

     5. Purchasers of options on futures contracts pay a premium in cash at the time of purchase. This amount and the transaction costs are all that is at risk. Sellers of options on futures contracts, however, must post initial margin and are subject to additional margin calls that could be substantial in the event of adverse price movements. In addition, although the maximum amount at risk when a Fund purchases an option is the premium paid for the option and the transaction costs, there may be circumstances when the purchase of an option on a futures contract would result in a loss to a Fund when the use of a futures contract would not, such as when there is no movement in the level of the underlying index value or the securities or currencies being hedged.

     6. As is the case with options, a Fund's activities in the futures markets may result in a higher portfolio turnover rate and additional transaction costs in the form of added brokerage commissions. However, a Fund also may save on commissions by using futures contracts or options thereon as a hedge rather than buying or selling individual securities in anticipation of, or as a result of, market movements.

                                   APPENDIX B

                             DESCRIPTION OF RATINGS

Moody's, S&P and Fitch are private services that provide ratings of the credit quality of debt obligations. A description of the ratings assigned by Moody's, S&P and Fitch to the securities in which the Portfolios may invest is discussed below. These ratings represent the opinions of these rating services as to the quality of the securities that they undertake to rate. It should be emphasized, however, that ratings are general and are not absolute standards of quality. The investment advisers and sub-advisers attempt to discern variations in credit rankings of the rating services and to anticipate changes in credit ranking. However, subsequent to purchase by a Portfolio, an issue of securities may cease to be rated or its rating may be reduced below the minimum rating required for purchase by a Portfolio. In that event, an investment adviser will consider whether it is in the best interest of a Portfolio to continue to hold the securities.

                                 MOODY'S RATINGS

CORPORATE AND MUNICIPAL BONDS.

Aaa: Bonds that are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edged." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

Aa: Bonds that are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present that make the long-term risk appear somewhat larger than the Aaa securities.

A: Bonds that are rated A possess many favorable investment attributes and are to be considered as upper-medium-grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment some time in the future.

Baa: Bonds that are rated Baa are considered as medium-grade obligations (i.e., they are neither highly protected nor poorly secured). Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

Ba: Bonds that are rated Ba offer questionable financial security. Often the ability of these entities to meet obligations may be moderate and not well safeguarded in the future.


                                     - B1 -

"Ba," "B," "Caa," "Ca," and "C": Bonds that possess one of these ratings provide questionable protection of interest and principal ("Ba" indicates some speculative elements; "B" indicates a general lack of characteristics of desirable investment; "Caa" represents a poor standing; "Ca" represents obligations which are speculative in a high degree; and "C" represents the lowest rated class of bonds). "Caa," "Ca" and "C" bonds may be in default.

Con. (-) Bonds for which the security depends upon the completion of some act or the fulfillment of some condition are rated conditionally. These are bonds secured by (a) earnings of projects under construction, (b) earnings of projects unseasoned in operation experience, (c) rentals which begin when facilities are completed, or (d) payments to which some other limiting condition attaches. Parenthetical rating denotes probable credit stature upon completion of construction or elimination of basis of condition.

(P): When applied to forward delivery bonds, indicates that the rating is provisional pending delivery of the bonds. The rating may be revised prior to delivery if changes occur in the legal documents or the underlying credit quality of the bonds.

Note: Those bonds in the Aa, A, Baa, Ba and B groups which Moody's believes possess the strongest investment attributes are designated by the symbols, Aa1, A1, Ba1 and B1.

CORPORATE AND MUNICIPAL COMMERCIAL PAPER. The highest rating for corporate and municipal commercial paper is "P-1" (Prime-1). Issuers rated P-1 (or supporting institutions) have a superior ability for repayment of senior short-term debt obligations. P-1 repayment ability will often be evidenced by many of the following characteristics:

     o    Leading market positions in well-established industries.

     o    High rates of return on funds employed.

     o Conservative capitalization structure with moderate reliance on debt and ample asset protection.

     o Broad margins in earnings coverage of fixed financial charges and high internal cash generation.

     o Well-established access to a range of financial markets and assured sources of alternate liquidity.

MUNICIPAL NOTES. The highest ratings for state and municipal short-term obligations are "MIG 1," "MIG 2" and "MIG 3" (or "VMIG 1," "VMIG 2" and "VMIG 3" in the case of an issue having a variable-rate demand feature). Notes rated "MIG 1" or "VMIG 1" are judged to be of the best quality. There is present strong protection by established cash flows, superior liquidity support or demonstrated broad based access to the market for refinancing. Notes rated "MIG 2" or "VMIG 2" are of high quality, with margins of protection that are ample although not so large as in the preceding group. Notes rated "MIG 3" or "VMIG 3" are of favorable quality, with all security elements accounted for but lacking the undeniable strength of the preceding grades. Liquidity and cash flow protection may be narrow, and market access for refinancing is likely to be less well established.

                                   S&P RATINGS

CORPORATE AND MUNICIPAL BONDS.

AAA: Bonds rated AAA are highest grade debt obligations. This rating indicates an extremely strong capacity to pay interest and repay principal.

AA: Bonds rated AA have a very strong capacity to pay interest and repay principal and differ from AAA issues only in small degree.

A: Bonds rated A have a strong capacity to pay interest and repay principal, although they are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than bonds in higher rated categories.

BBB: Bonds rated BBB are regarded as having an adequate capacity to pay interest and repay principal. Whereas they normally exhibit adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for debt in this category than in higher rated categories.

"BB," "B," "CCC," "CC" and "C": Debt is regarded, on balance, as predominantly speculative with respect to capacity to pay interest and repay principal in accordance with the terms of the obligation. "BB" indicates the lowest degree of speculation and "C" the highest degree of speculation. While such debt will likely have some quality and protective characteristics, these are outweighed by large uncertainties or major risk exposures to adverse conditions.

"BB": Debt has less near-term vulnerability to default than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial or economic conditions which could lead to inadequate capacity to meet timely interest and principal payments. The "BB" rating category is also used for debt subordinated to senior debt that is assigned an actual or implied "BBB-" rating.

"B": Debt has a greater vulnerability to default but currently has the capacity to meet interest payments and principal repayments. Adverse business, financial or economic conditions will likely impair capacity or willingness to pay interest and repay principal. The "B" rating category is also used for debt subordinated to senior debt that is assigned an actual or implied "BB" or "BB-" rating.

"CCC": Debt has a currently identifiable vulnerability to default, and is dependent upon favorable business, financial and economic conditions to meet timely payment of interest and repayment of principal. In the event of adverse business, financial or economic conditions, it is not likely to have the capacity to pay interest and repay principal. The "CCC" rating category is also used for debt subordinated to senior debt that is assigned an actual or implied "B" or "B-" rating.

"CC": This rating is typically applied to debt subordinated to senior debt that is assigned an actual or implied "CCC" rating.

"C": This rating is typically applied to debt subordinated to senior debt which is assigned an actual or implied "CCC-" debt rating. The "C" rating may be used to cover a situation where a bankruptcy petition has been filed, but debt service payments are continued.

"CI": This rating is reserved for income bonds on which no interest is being paid.

"D": Debt is in payment default. This rating is used when interest payments or principal payments are not made on the date due, even if the applicable grace period has not expired, unless S & P believes that such payments will be made during such grace period. "D" rating is also used upon the filing of a bankruptcy petition if debt service payments are jeopardized.

PLUS (+) OR MINUS (-): The ratings from "AA" through "CCC" may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

CORPORATE AND MUNICIPAL COMMERCIAL PAPER. The "A-1" rating for corporate and municipal commercial paper indicates that the degree of safety regarding timely payment is strong. Those issues determined to possess extremely strong safety characteristics will be rated "A-1+."

MUNICIPAL NOTES. The "SP-1" rating reflects a very strong or strong capacity to pay principal and interest. Those issues determined to possess overwhelming safety characteristics will be rated "SP-1+." The "SP-2" rating reflects a satisfactory capacity to pay principal and interest.

                                 FITCH RATINGS

DESCRIPTION OF FITCH'S HIGHEST STATE AND MUNICIPAL NOTES RATING.

AAA: Bonds considered to be investment grade and of the highest credit quality. The obligor has an exceptionally strong ability to pay interest and repay principal, which is unlikely to be affected by reasonably foreseeable events.

AA: Bonds considered to be investment grade and of very high credit quality. The obligor's ability to pay interest and repay principal is very strong, although not quite as strong as bonds rated AAA.

F-1+: Issues assigned this rating are regarded as having the strongest degree of assurance for timely payment.

F-1: Issues assigned this rating reflect an assurance of timely payment only slightly less in degree than issues rated F-1+.

BB: Issues assigned this rating indicate that there is a possibility of credit risk developing, particularly as the result of adverse economic change over time; however, business or financial alternatives may be available to allow financial commitments to be met. Securities rated in this category are not considered investment grade.

                                   APPENDIX C

                         ROXBURY CAPITAL MANAGEMENT, LLC

                      Proxy Voting Policies and Procedures
                      ____________________________________

I. GENERAL PRINCIPLES

Roxbury Capital Management, LLC ("Roxbury") recognizes its responsibility to vote proxies in respect of securities owned by a client in the economic best interests of its client and without regard to the interests of Roxbury or any other client of Roxbury.

These Proxy Voting Policies and Procedures ("Policies") apply to securities held in client accounts in which Roxbury has direct voting authority. The Policies are subject to any proxy voting guideline or direction of a client as long as following the proxy voting guideline or direction is prudent under the circumstances.

Absent special circumstances such as those described below, Roxbury's policy is to exercise its proxy voting discretion in accordance with the guidelines set forth in Exhibit A ("Proxy Voting Guidelines"). Any changes to the Proxy Voting Guidelines must be pre-approved in writing by the Proxy Voting Committee ("Committee").

II. VOTING PROCESS

Roxbury votes all proxies on behalf of a client's portfolio unless a) the client requests in writing that Roxbury not vote, b) the proxies are associated with unsupervised securities, c) the proxies are associated with securities transferred to Roxbury's management then liquidated because Roxbury does not follow those securities, or d) the costs of voting the proxies outweigh the benefits.

In addition, Roxbury does not vote proxies for some accounts that it manages under agreements it has with certain brokerage consultant firms whereby clients pay a single fee based on a percentage of assets under management for brokerage, custody and Roxbury's investment management services ("Wrap Fee Agreement"). If Roxbury does not vote the proxies, it may make proxy voting recommendations to the brokerage consultant firm with whom it has a Wrap Fee Agreement and that firm votes the proxies.

The Data Integrity Department ("Data Integrity") is responsible for voting proxies received by Roxbury. Data Integrity votes proxies according to the proxy voting guidelines, which have been reviewed and approved by the Proxy Voting Committee. Data Integrity will vote proxy proposals where the Proxy Voting Guidelines indicate its general position as voting either "for" or "against." Data Integrity will forward the proposal to the appropriate industry analyst where the Proxy Voting Guidelines indicate its general position as voting on a case-by-case basis, or the Proxy Voting Guidelines do not list the proposal.
The analyst will review the issues to be voted upon, related information, and the research provided by a proxy research service. The proxy research service also provides customized proxy research consistent with Roxbury's policies for accounts with special vote sensitivities,


                                     - C1 -
including socially responsible and Taft Hartley accounts. The analyst will make a recommendation to the Proxy Voting Committee as to how the proxy issues should be voted.

The Proxy Voting Committee provides centralized management of the proxy voting process and makes all proxy voting decisions except under special circumstances as noted below. The Committee:

     a) supervises the proxy voting process, including the identification of potential material conflicts of interest involving Roxbury and the proxy voting process in respect of securities owned by a client;

     b) determines how to vote proxies relating to issues not covered by these Policies; and

     c)    determines when Roxbury may deviate from these Policies.

The Proxy Voting Committee has at least three members at all time. Members of the Committee are comprised of portfolio managers, analysts, and one other Roxbury employee.

The Proxy Voting Committee will review the recommendations provided by Roxbury's analyst. After review of these recommendations, the proxy will be voted according to the majority vote of the Committee. If a Committee member disagrees with the recommendations of the analyst, the reasons for the disagreement will be documented. Data Integrity will keep documents of proxy decisions made by the Committee. Since Roxbury generally considers the quality of a company's management in making investment decisions, Roxbury regularly votes proxies in accordance with the recommendations of a company's management if there is no conflict with shareholder value.

Roxbury may determine not to vote proxies in respect of securities of any issuer if it determines it would be in its clients' overall best interests not to vote. Such determination may apply in respect of all client holdings of the securities or only certain specified clients, as Roxbury deems appropriate under the circumstances. As an example, the Proxy Voting Committee may determine not to vote certain securities positions if, in its judgment, the expense and administrative inconvenience outweighs the benefits to clients of voting the securities.

Roxbury uses a proxy voting agent to ensure that, as much as possible, votable shares get voted and provide timely reporting for Roxbury and its clients. Data Integrity submits proxy votes for a portfolio to the proxy voting agent if the custodian of the portfolio's assets has a relationship with the agent. Proxies for portfolios not set up at the proxy voting agent will be voted using other means.

III. CONFLICTS OF INTEREST

Potential or actual conflicts of interest relating to a particular proxy proposal may be handled in various ways depending on the type and materiality. Depending upon the facts and circumstances of each situation and the requirements of applicable law, options include:

     1) Voting the proxy in accordance with the voting recommendation of a non-affiliated third party vendor.

     2) Voting the proxy pursuant to client direction.

Voting the securities of an issuer where the following relationships or circumstances exist are deemed to give rise to a material conflict of interest for purposes of these Policies:

     a) The issuer is a client of Roxbury and Roxbury manages its portfolio or its retirement plan. In such case, Roxbury will obtain an independent, third party opinion and will follow the recommendation of such third party.

     b) The issuer is an entity in which the Roxbury industry analyst assigned to review the proxy has a relative (1) in management of the issuer or an acquiring company. In such case, the analyst will not make any vote recommendations and another analyst will review the proxy. Although the proxy will be assigned to a different analyst, the industry analyst will still be available to answer questions about the issuer from other Proxy Committee members.

     c) The issuer is an entity in which a Proxy Committee member has a relative in management of the issuer or an acquiring company. In such case, the Proxy Committee member will not vote on the proxy and a member of the Executive Committee will vote instead.

     d) The issuer is an entity in which an officer or director of Roxbury or a relative of any such person is or was an officer, director or employee, or such person or relative otherwise has received more than $500 annually during Roxbury's last three fiscal years. In such case, Roxbury will obtain an independent, third party opinion and will follow the recommendation of such third party.

     e) The issuer is Wilmington Trust Corporation. Due to Wilmington Trust Corporation's partial ownership of Roxbury, Roxbury would have a conflict of interest in voting proxies on Wilmington's stock; however, as a matter of policy, Roxbury does not purchase shares of Wilmington Trust Corporation for client portfolios.

____________________

(1) For the purposes of these Policies, "relative" includes the following family members: spouse, minor children or stepchildren or children or stepchildren sharing the person's home.

     f) Another client or prospective client of Roxbury, directly or indirectly, conditions future engagement of Roxbury on voting proxies in respect of any client's securities on a particular matter in a particular way.

     g) Conflict exists between the interests of an employee benefit plan's portfolio and the plan sponsor's interests. In such case, Roxbury will resolve in favor of the plan's portfolio.

     h) Any other circumstance where Roxbury's duty to serve its clients' interests, typically referred to as its "duty of loyalty," could be compromised.

Notwithstanding the foregoing, a conflict of interest described above shall not be considered material for the purposes of these Policies in respect of a specific vote or circumstance if:

     o The securities in respect of which Roxbury has the power to vote account for less than 1% of the issuer's outstanding voting securities, but only if: (i) such securities do not represent one of the 10 largest holdings of such issuer's outstanding voting securities and (ii) such securities do not represent more than 2% of the client's holdings with Roxbury.

     o The matter to be voted on relates to a restructuring of the terms of existing securities or the issuance of new securities or a similar matter arising out of the holding of securities, other than common equity, in the context of a bankruptcy or threatened bankruptcy of the issuer.

For clients that are registered investment companies ("Funds"), where a material conflict of interest has been identified and the matter is not covered by the Policies, Roxbury will disclose the conflict and the Proxy Voting Committee's determination of the manner in which to vote to the Fund's Board or committee of the Board. The Proxy Voting Committee's determination will take into account only the interests of the Fund, and the Proxy Voting Committee will document the basis for the decision and furnish the documentation to the Fund's Board or committee of the Board.

For clients other than Funds, where a material conflict of interest has been identified and the matter is not covered by the Policies, the Proxy Voting Committee will disclose the conflict to the client and advise the client that its securities will be voted only upon the recommendations of an independent third party.

IV. RECORDKEEPING AND RETENTION

Data Integrity retains records relating to the voting of proxies, including:

     a) a copy of these Policies and any amendments thereto;

     b) a copy of each proxy statement that Roxbury receives regarding client securities;

     c) a record of each vote cast by Roxbury on behalf of clients;

     d) a copy of any document created by Roxbury that was material to making a decision on how to vote or that memorialized the basis for that decision;

     e) a copy of each written request for information on how Roxbury voted proxies on behalf of the client, and a copy of any written response by Roxbury to any oral or written request for information on how Roxbury voted.

Roxbury will maintain and preserve these records for such period of time as required to comply with applicable laws and regulations.

Roxbury may rely on proxy statements filed on the SEC's EDGAR system or on proxy statements and records of votes cast by Roxbury maintained by a third party, such as a proxy voting service (provided Roxbury had obtained an undertaking from the third party to provide a copy of the proxy statement or record promptly on request).

V. CLIENT DISCLOSURE

Roxbury will provide a report of how proxies were voted and copy of its Policies to those clients who request such information. Requests for proxy information may be sent to the attention of Proxy Department, Roxbury Capital Management, LLC, 100 Wilshire Boulevard, Suite 1000, Santa Monica, California 90401.

                                                                      EXHIBIT A

______________________________________________________________________________________________________________________

                                               Roxbury Capital Management, LLC
______________________________________________________________________________________________________________________

                                                   Proxy Voting Guidelines
______________________________________________________________________________________________________________________


______________________________________________________________________________________________________________________

                 F = For A = Against C = Case by Case T = Take no action
______________________________________________________________________________________________________________________

    General                                                    Issue
   Position
______________________________________________________________________________________________________________________

                                                        1. Operational
______________________________________________________________________________________________________________________

1. A             Adjourn meeting
______________________________________________________________________________________________________________________

2. A             Amend quorum requirements
______________________________________________________________________________________________________________________

3. F             Amend minor bylaws
______________________________________________________________________________________________________________________

4. F             Change company name
______________________________________________________________________________________________________________________

5. F             Management proposal:  change date, time, or location of annual meeting

______________________________________________________________________________________________________________________

6. A             Shareholder proposal:  ability to change date, time, or location of Annual meeting
______________________________________________________________________________________________________________________

7. F             Ratify Auditors
______________________________________________________________________________________________________________________

8. C             Shareholder proposals asking companies to prohibit or limit their auditors from engaging in non-audit services
______________________________________________________________________________________________________________________

9. A             Shareholder proposals asking for audit firm rotation
______________________________________________________________________________________________________________________

10. A            Proposals to approve other business when it appears as voting item
______________________________________________________________________________________________________________________

                                                     2. Board of Directors
______________________________________________________________________________________________________________________

1. C             Voting on director nominees in uncontested elections
______________________________________________________________________________________________________________________

2. A             Shareholder proposal to impose a mandatory retirement age for outside directors
______________________________________________________________________________________________________________________

3. F             Proposal to fix the board size or designate a range for the board size
______________________________________________________________________________________________________________________

4. A             Proposals that give management the ability to alter the size of the board outside of a specified range
______________________________________________________________________________________________________________________

5. C             Classification/Declassification of the Board
______________________________________________________________________________________________________________________

6. A             Eliminate cumulative voting
______________________________________________________________________________________________________________________

7. C             Restore or permit cumulative voting
______________________________________________________________________________________________________________________

8. C             Director and Officer indemnification and liability protection
______________________________________________________________________________________________________________________

9. A             Proposals to eliminate directors' and officers' liability for monetary damages for violating the duty of care
______________________________________________________________________________________________________________________

10. A            Indemnification proposals that would expand coverage beyond just legal expenses to acts, such as negligence
______________________________________________________________________________________________________________________

1. F             Proposal providing such expanded coverage in cases when a director's legal defense was unsuccessful if certain criteria are met
______________________________________________________________________________________________________________________

12. C            Establish/amend nominee qualifications
______________________________________________________________________________________________________________________

13. A            Shareholder proposal requiring two candidates per board seat
______________________________________________________________________________________________________________________


______________________________________________________________________________________________________________________

14. C            Proposals that provide that directors may be removed only for cause
______________________________________________________________________________________________________________________

15. C            Proposals to restore shareholder ability to remove directors with or without cause
______________________________________________________________________________________________________________________

16. C            Proposals that provide that only continuing directors may elect replacements to fill board vacancies
______________________________________________________________________________________________________________________

17. C            Proposal that permit shareholders to elect directors to fill board vacancies
______________________________________________________________________________________________________________________

18. C            Independent Chairman (Separate Chairman/CEO)
______________________________________________________________________________________________________________________

19. F            Shareholder proposals asking that a majority or more of directors be independent unless the board composition already meets the proposed threshold of definition of independence
______________________________________________________________________________________________________________________

20. F            Shareholder proposals asking that board audit, compensation, and/or nominating committees be composed exclusively of independent directors if they currently to not meet that standard
______________________________________________________________________________________________________________________

21. A            Shareholder proposal:  stock ownership requirements
______________________________________________________________________________________________________________________

22. A            Shareholder proposal limiting tenure of outside directors
______________________________________________________________________________________________________________________

                                                      3. Proxy Contests
______________________________________________________________________________________________________________________

1. C             Voting for director nominees in contested elections
______________________________________________________________________________________________________________________

2. C             Reimbursing proxy solicitation expenses
______________________________________________________________________________________________________________________

3. F             Shareholder proposal requesting that corporations adopt confidential voting, use independent vote tabulators and use independent inspectors of election
______________________________________________________________________________________________________________________

4. F             Management proposals to adopt confidential voting
______________________________________________________________________________________________________________________

                                      4. Anti-takeover Defenses and Voting Related Issues
______________________________________________________________________________________________________________________

1. C             Advance notice requirements for shareholder proposals/nominations
______________________________________________________________________________________________________________________

2. C             Proposals giving the board exclusive authority to amend the bylaws
______________________________________________________________________________________________________________________

3. C             Proposals giving the board the ability to amend the bylaws in addition to shareholders
______________________________________________________________________________________________________________________

4. F             Shareholder proposals that ask a company to submit its poison pill for shareholder ratification
______________________________________________________________________________________________________________________

5. C             Shareholder proposal to redeem a company's poison pill
______________________________________________________________________________________________________________________

6. C             Management proposals to ratify a poison pill
______________________________________________________________________________________________________________________

7. A             Proposal to restrict or prohibit shareholder ability to take action by written consent
______________________________________________________________________________________________________________________

8. F             Proposals to allow or make easier shareholder action by written consent
______________________________________________________________________________________________________________________

9. C             Proposals to restrict or prohibit shareholder ability to call special meetings
______________________________________________________________________________________________________________________

10. C            Proposals to remove restriction on the right of shareholders to act independently of management
______________________________________________________________________________________________________________________

11. A            Proposal to require supermajority vote
______________________________________________________________________________________________________________________

12. F            Proposal to lower supermajority vote requirements
______________________________________________________________________________________________________________________

                                            5. Mergers and Corporate Restructurings
______________________________________________________________________________________________________________________

1. F             Appraisal Rights
______________________________________________________________________________________________________________________

2. C             Asset purchases
______________________________________________________________________________________________________________________


______________________________________________________________________________________________________________________

3. C             Asset Sales
______________________________________________________________________________________________________________________

4. C             Bundled proposals
______________________________________________________________________________________________________________________

5. C             Conversion of Securities
______________________________________________________________________________________________________________________

6. C             Corporate reorganization/debt restructuring/prepackaged bankruptcy plans/reverse leveraged buyouts/wrap plans
______________________________________________________________________________________________________________________

7. C             Formation of holding company
______________________________________________________________________________________________________________________

8. C             Going private transactions (LBOs and minority squeezeouts)
______________________________________________________________________________________________________________________

9. C             Joint ventures
______________________________________________________________________________________________________________________

10. C            Liquidations
______________________________________________________________________________________________________________________

11. C            Mergers and acquisitions/issuance of shares to facilitate merger or acquisition
______________________________________________________________________________________________________________________

12. C            Private placements/warrants/convertible debentures
______________________________________________________________________________________________________________________

13. C            Spin-offs
______________________________________________________________________________________________________________________

14. C            Value maximization proposals
______________________________________________________________________________________________________________________

                                                   6. State of Incorporation
______________________________________________________________________________________________________________________

1. F             Proposals to opt out of control share acquisition statutes unless doing so would enable the completion of a takeover that would be detrimental to shareholders
______________________________________________________________________________________________________________________

2. A             Proposals to amend the charter to include control share acquisition provisions
______________________________________________________________________________________________________________________

3. F             Proposals to restore voting rights to the control shares
______________________________________________________________________________________________________________________

4. F             Control share cash out provisions
______________________________________________________________________________________________________________________

5. F             Disgorgement provisions
______________________________________________________________________________________________________________________

6. C             Fair price provisions
______________________________________________________________________________________________________________________

7. F             Freezeout provisions
______________________________________________________________________________________________________________________

8. F             Adopt antigreenmail charter of bylaw amendments
______________________________________________________________________________________________________________________

9. C             Antigreenmail proposals when bundled with other bylaw amendments
______________________________________________________________________________________________________________________

10. C            Reincorporation proposals
______________________________________________________________________________________________________________________

11. A            Stakeholder provisions
______________________________________________________________________________________________________________________

12. C            State antitakeover statutes
______________________________________________________________________________________________________________________

                                                      7. Capital Structure
______________________________________________________________________________________________________________________

1. F             Adjustments to par value of common stock
______________________________________________________________________________________________________________________

2. C             Proposal to increase the number of shares of common stock
______________________________________________________________________________________________________________________

3. C             Proposals at companies with dual-class capital structures to increase the number of authorized shares of the class that has superior voting rights
______________________________________________________________________________________________________________________

4. C             Proposals to approve increases beyond the allowable increase when a company's shares are in danger of being delisted.
______________________________________________________________________________________________________________________

5. A             Proposals to create a new class of common stock with superior voting rights
______________________________________________________________________________________________________________________

6. F             Proposal to create a new class of nonvoting or sub voting common stock
______________________________________________________________________________________________________________________

7. A             Issue stock for use with rights plan
______________________________________________________________________________________________________________________

8. C             Shareholder proposal:  preemptive rights
______________________________________________________________________________________________________________________

9. A             Proposal authorizing the creation of new classes of preferred stock with unspecified voting rights and other rights
______________________________________________________________________________________________________________________

10. F            Proposals to create "declawed" blank check preferred stock
______________________________________________________________________________________________________________________


______________________________________________________________________________________________________________________

11. F            Proposals to authorize preferred stock where company specifies reasonable terms
______________________________________________________________________________________________________________________

12. A            Proposal to increase the number of blank check preferred stock when shares have not been issued for a specific purpose
______________________________________________________________________________________________________________________

13. C            Proposal to increase the number of blank check preferred shares after analyzing the number of preferred shares available for issue given a company's industry and performance in terms of shareholder returns
______________________________________________________________________________________________________________________

14. C            Recapitalization
______________________________________________________________________________________________________________________

15. F            Proposal to implement a reverse stock split when the number of authorized shares will be proportionately reduced
______________________________________________________________________________________________________________________

16. F            Proposal to implement a reverse stock split to avoid delisting
______________________________________________________________________________________________________________________

17. C            Proposal to implement a reverse stock split that do not proportionately reduce the number of shares authorized
______________________________________________________________________________________________________________________

18. F            Share repurchase programs
______________________________________________________________________________________________________________________

19. F            Stock distributions:  splits and dividends
______________________________________________________________________________________________________________________

20. C            Tracking stock
______________________________________________________________________________________________________________________

                                            8. Executive and Director Compensation
______________________________________________________________________________________________________________________

1. C             Compensation plans
______________________________________________________________________________________________________________________

2. C             Compensation plans for directors
______________________________________________________________________________________________________________________

3. C             Plans which provide participants with the option of taking all or a portion of their cash compensation in the form of stock
______________________________________________________________________________________________________________________

4. C             Plans which provide a dollar for dollar cash for stock exchange
______________________________________________________________________________________________________________________

5. C             Plans which do not provide a dollar for dollar cash for stock exchange
______________________________________________________________________________________________________________________

6. A             Retirement plans for non-employee directors
______________________________________________________________________________________________________________________

7. F             Shareholder proposal to eliminate retirement plans for non-employee directors
______________________________________________________________________________________________________________________

8. C             Management proposals seeking approval to reprice options
______________________________________________________________________________________________________________________

9. C             Employee stock purchase plans
______________________________________________________________________________________________________________________

10. C            Proposal that amend shareholder approved compensation plans to include administrative features
______________________________________________________________________________________________________________________

11. C            Proposals to add performance goals to existing compensation plans that comply with Section 162(m)
______________________________________________________________________________________________________________________

12. C            Amend existing plans to increase shares reserved and to qualify for favorable tax treatment under
                 Section 162(m)
______________________________________________________________________________________________________________________

13. C            Cash or cash and stock bonus plans submitted to shareholder for the purpose of exempting compensation under Section 162(m)
______________________________________________________________________________________________________________________

14. F            Employee stock ownership plans
______________________________________________________________________________________________________________________

15. F            401(k) employee benefit plans
______________________________________________________________________________________________________________________

16. F            Shareholder proposal seeking additional disclosure of executive and director pay information
______________________________________________________________________________________________________________________

17. A            Shareholder proposal seeking to set absolute levels on compensation
______________________________________________________________________________________________________________________

18. A            Shareholder proposal requiring director fees to be paid in stock only
______________________________________________________________________________________________________________________

19. F            Shareholder proposal to put option repricings to a shareholder vote
______________________________________________________________________________________________________________________

20. C            All other shareholder proposals regarding executive and director pay
______________________________________________________________________________________________________________________

21. C            Shareholder proposal on option expensing
______________________________________________________________________________________________________________________

______________________________________________________________________________________________________________________

22. C            Shareholder proposal on performance based stock options
______________________________________________________________________________________________________________________

23. F            Shareholder proposal to require golden or tin parachutes to be submitted for shareholder ratification
______________________________________________________________________________________________________________________

24. C            Proposals to ratify or cancel golden or tin parachutes
______________________________________________________________________________________________________________________

                                              9. Social and Environmental Issues
______________________________________________________________________________________________________________________

                                              Consumer Issues and Public Safety
______________________________________________________________________________________________________________________

1. C             Proposal to phase out the use of animals in product testing
______________________________________________________________________________________________________________________

2. A             Proposals seeking a report on the company's animal welfare standards
______________________________________________________________________________________________________________________

3. C             Drug pricing
______________________________________________________________________________________________________________________

4. C             Proposals to label genetically modified ingredients
______________________________________________________________________________________________________________________

5. A             Proposals asking for a report on the feasibility of labeling products containing GMOs
______________________________________________________________________________________________________________________

6. A             Proposals to completely phase out GMOs from the company's products
______________________________________________________________________________________________________________________

7. C             Reports outlining the steps necessary to eliminate GMOs from the company's products
______________________________________________________________________________________________________________________

8. A             Proposal seeking a report on the health and environmental effects of GMOs and the company's strategy for phasing out GMOs in the event they become illegal in the U.S.
______________________________________________________________________________________________________________________

9. A             Requests for reports on a company's policies aimed at curtailing gun violence in the U.S.
______________________________________________________________________________________________________________________

10. C            Requests for reports on the company's procedures for preventing predatory lending
______________________________________________________________________________________________________________________

11. C            All other tobacco related proposals
______________________________________________________________________________________________________________________

12. A            Tobacco proposals seeking stronger product warnings
______________________________________________________________________________________________________________________

13. A            Tobacco proposals prohibiting investment in tobacco equities
______________________________________________________________________________________________________________________

                                                    Environment and Energy
______________________________________________________________________________________________________________________

14. C            Reports outlining potential environmental damage from drilling in the Arctic National Wildlife
                 Refuge
______________________________________________________________________________________________________________________

15. C            Proposals to adopt the CERES principles
______________________________________________________________________________________________________________________

16. A            Requests for reports disclosing the company's environmental policies
______________________________________________________________________________________________________________________

17. A            Report on the level of greenhouse gas emission from the company's operations and products
______________________________________________________________________________________________________________________

18. C            Proposal to adopt a comprehensive recycling strategy
______________________________________________________________________________________________________________________

19. C            Proposal to invest in renewable energy sources
______________________________________________________________________________________________________________________

20. A            Requests for reports on the feasibility of developing renewable energy sources
______________________________________________________________________________________________________________________

                                                  General Corporate Issues
______________________________________________________________________________________________________________________

21. A            Proposal to review ways of linking executive compensation to social factors
______________________________________________________________________________________________________________________

22. A            Proposals asking the company to affirm political nonpartisanship
______________________________________________________________________________________________________________________

23. A            Proposals to report or publish in newspapers the company's political contributions
______________________________________________________________________________________________________________________


______________________________________________________________________________________________________________________

24. A            Proposals disallowing the company from making political contributions
______________________________________________________________________________________________________________________

25. A            Proposals restricting the company from making charitable contributions
______________________________________________________________________________________________________________________

26. A            Proposals asking for a list of company executives, directors, consultants that have prior government service
______________________________________________________________________________________________________________________

                                              Labor Standards and Human Rights
______________________________________________________________________________________________________________________

27. A            Proposals to implement the China Principles
______________________________________________________________________________________________________________________

28. A            Requests for reports detailing the company's operations in a particular country and steps to protect human rights
______________________________________________________________________________________________________________________

29. A            Proposal to implement certain human rights standards at company facilities or those of its suppliers to commit to outside, independent monitoring
______________________________________________________________________________________________________________________

30. A            Reports outlining vendor standards compliance
______________________________________________________________________________________________________________________

31. A            Proposals to endorse or increase activity on the MacBride Principles
______________________________________________________________________________________________________________________

                                                       Military Business
______________________________________________________________________________________________________________________

32. A            Reports on foreign military sales or offsets
______________________________________________________________________________________________________________________

33. C            Proposals asking a company to renounce future involvement in antipersonnel landmine production
______________________________________________________________________________________________________________________

34. C            Proposals asking a company to renounce future involvement in cluster bomb production
______________________________________________________________________________________________________________________

35. A            Proposals asking a company to cease production of nuclear weapons components and delivery systems
______________________________________________________________________________________________________________________

36. A            Reports on a company's involvement in spaced-based weaponization
______________________________________________________________________________________________________________________

                                                     Workplace Diversity
______________________________________________________________________________________________________________________

37. A            Reports on the company's efforts to diversify the board
______________________________________________________________________________________________________________________

38. C            Proposals asking the company to increase the representation of women and minorities on the board
______________________________________________________________________________________________________________________

39. A            Reports outlining the company's affirmative action initiatives
______________________________________________________________________________________________________________________

40. A            Proposals seeking information on the diversity efforts of suppliers and service providers
______________________________________________________________________________________________________________________

41. A            Reports outlining the company's progress towards the Glass Ceiling Commission's business recommendations
______________________________________________________________________________________________________________________

42. C            Proposal to amend the company's EEO policy to include sexual orientation
______________________________________________________________________________________________________________________

43. A            Proposals to extend company benefits to or eliminate benefits from domestic partners
______________________________________________________________________________________________________________________